                                                                    EXHIBIT 4.12

                                                                  EXECUTION COPY


[*] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

                              AMENDED AND RESTATED

                                LICENSE AGREEMENT

                                     BETWEEN

                         CONTROL DELIVERY SYSTEMS, INC.

                                       AND

                           BAUSCH & LOMB INCORPORATED

  THIS AGREEMENT IS CONFIDENTIAL AND SHALL NOT BE DISCLOSED TO ANY THIRD PARTY
    EXCEPT IN ACCORDANCE WITH THE PROCEDURES SPECIFIED IN ARTICLE 32 HEREOF.

                         Dated as of December 9th, 2003

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
Article 1. Definitions:..................................................................................       1

        1.1     Active Commercialization or Actively Commercializing.....................................       1
        1.2     Affiliate................................................................................       1
        1.3     Amendment Date...........................................................................       2
        1.4     ANDA.....................................................................................       2
        1.5     ARMD.....................................................................................       2
        1.6     Base Royalty.............................................................................       2
        1.7     Clinical IP..............................................................................       2
        1.8     Commercialize, Commercializing or Commercialization......................................       2
        1.8A    Co-Owned Patents.........................................................................       2
        1.9     Confidential Information.................................................................       2
        1.10    Develop, Developing or Development.......................................................       2
        1.11    DME......................................................................................       2
        1.12    DR.......................................................................................       2
        1.13    Eligible Licensed Product................................................................       3
        1.14    First Generation Exclusive Licensed Product..............................................       3
        1.15    FDA......................................................................................       3
        1.16    Generic Product..........................................................................       3
        1.17    Improvement..............................................................................       3
        1.18    IND......................................................................................       3
        1.19    Invention................................................................................       3
        1.20    Issued Patent Claim......................................................................       3
        1.21    Know-how.................................................................................       3
        1.22    Licensed Field...........................................................................       3
        1.23    Licensed Patents.........................................................................       3
        1.24    Licensed Product.........................................................................       4
        1.25    Licensed Territory.......................................................................       4
        1.26    Licensee Improvement.....................................................................       4
        1.27    Licensee Improvement Application.........................................................       4
        1.28    Licensee Improvement Patent..............................................................       4
        1.29    Licensor Improvement Product.............................................................       4
        1.29A   Licensor Improvement.....................................................................       4
        1.29B   Licensor Improvement Patents.............................................................       5
        1.30    Milestone Payment........................................................................       5
        1.31    NDA......................................................................................       5
        1.32    Net Sales................................................................................       5
        1.33    Non-Exclusive Licensed Product...........................................................       5
        1.34    Original Effective Date..................................................................       6
        1.35    Other Technology.........................................................................       6
        1.36    Patent Rights............................................................................       6
        1.37    Person...................................................................................       6
        1.38    Regulatory Approval......................................................................       6
        1.39    Right of Access to Clinical IP...........................................................       6

        1.40    Sublicense...............................................................................       6
        1.41    Sublicensee..............................................................................       6
        1.42    Target Market............................................................................       6
        1.43    Term of this Agreement...................................................................       6
        1.44    Third Party Licensed Product.............................................................       7
        1.45    Total Relevant Sales.....................................................................       7
        1.46    UKRF.....................................................................................       7
        1.47    UKRF Licenses............................................................................       7
        1.48    Uveitis Base Royalty Product.............................................................       7
        1.49    Uveitis Product..........................................................................       7
        1.50    Valid Claim..............................................................................       7
        1.51    Vitrasert Licensed Product...............................................................       7

Article 2. Granting Clause:..............................................................................       8

        2.1     License Grant............................................................................       8
        2.2     Sublicensing.............................................................................       8
        2.3     Non-suit.................................................................................       9
        2.4     Non-assert of Know-how...................................................................      10
        2.5     Non-Compete..............................................................................      10
         (a)    Non-Compete for Uveitis Product..........................................................      10
         (b)    Non-Compete for First Generation Exclusive License Product...............................     101
        2.6     Licensor Disclosure of Inventions........................................................      12
        2.7     Licensee Disclosure of Inventions........................................................      12
        2.8     Co-Owned Patents.........................................................................      13
        2.9     Licensee Non-suit........................................................................      13
        2.10    Licensee Covenant Not to File............................................................      13
        2.11    Frustration Regarding Vitrasert Product..................................................      13

Article 3. Royalties and Repayment Obligations...........................................................      13

        3.1     Running Royalties........................................................................      13
        3.2     Royalty Step-Down for Generic Competition................................................      15
        3.3     Royalties Payable Only Once..............................................................      16
        3.4     Timing of Royalty Payments...............................................................      16
        3.5     Withholding Taxes........................................................................      16
        3.6     Intentionally Omitted....................................................................      16
        3.7     Repayment of Advanced Amount.............................................................      16
        3.8     Royalty Calculation......................................................................      18

Article 4. License and Maintenance Fees..................................................................      18

        4.1     License and Maintenance Fees.............................................................      18

Article 5. Development of Licensed Products..............................................................      18

        5.1     Joint Diligence Obligation...............................................................      18
        5.2     Licensee's General Diligence Obligations.................................................      18
        5.3     (a) Licensee's Specific Diligence Obligations - Uveitis..................................      18
        5.3     (b) Licensee's Specific Diligence Obligations - Other First Generation
                Exclusive Licensed Product...............................................................      18

        5.4     Licensee's Specific Diligence Obligations - Non-Exclusive Licensed Products..............      19
        5.5     Failure to Comply with Diligence Obligations.............................................      19

Article 6. Marketing Obligations.........................................................................      19

Article 7. Reporting and Accounting Provisions:..........................................................      20

        7.1     Royalty Report...........................................................................      20
        7.2     Record Keeping by Licensee...............................................................      20
        7.3     Termination Report.......................................................................      20

Article 8. Ownership:....................................................................................      21

        8.1     Ownership................................................................................      21
        8.2     Inventorship.............................................................................      21
        8.3     Licensee Improvements....................................................................      21

Article 9. Filing and Maintenance of Patents:............................................................      23

Article 10. Enforcement of Intellectual Property Rights:.................................................      24

        10.1    Notice to Licensor.......................................................................      24
        10.2    Right to Bring Suit - Licensor; Settlement...............................................      24
        10.3    Right to Bring Suit - Licensee...........................................................      24
        10.4    UKRF.....................................................................................      25
        10.5    Expense..................................................................................      25

Article 11. Term; Termination:...........................................................................      27

        11.1    Expiration of Royalty Obligations........................................................      27
        11.2    Term.....................................................................................      27
        11.3    Termination by Licensor..................................................................      27
        11.4    Termination by Licensee..................................................................      28
        11.5    Bankruptcy...............................................................................      29
        11.6    Effect of Termination....................................................................      29
        11.7    Grant Back...............................................................................      29

Article 12. Ownership of Clinical IP:....................................................................      30

        12.1    Clinical IP Outside Licensees License Rights.............................................      30
        12.2    Clinical IP-Cooperation..................................................................      30

Article 13. University of Kentucky Research Foundation Licenses:.........................................      30

Article 14. Indemnification:.............................................................................      31

        14.1    Indemnification of Licensee..............................................................      31
        14.2    Indemnification of Licensor..............................................................      31
        14.3    Limitation of Liability..................................................................      32
        14.4    Procedure for Indemnification............................................................      32
        14.5    Insurance................................................................................      32

Article 15. Trademarks:..................................................................................      32

Article 16. Representations and Warranties:..............................................................      33

        16.1    Representations and Warranties of Both Parties...........................................      33

        16.2    Representations and Warranties of Licensor...............................................      33

Article 17. Warranty Disclaimer:.........................................................................      34

Article 18. Operations in Compliance with Law:...........................................................      35

Article 19. Infringement of Third Party's Patents:.......................................................      35

Article 20. Force Majeure:...............................................................................      37

Article 21. Choice of Law/Forum:.........................................................................      37

Article 22. Dispute Resolution:..........................................................................      37

Article 23. Notices:.....................................................................................      38

Article 24. Merger Clause:...............................................................................      39

Article 25. Integration Clause:..........................................................................      39

Article 26. Severability Clause:.........................................................................      39

Article 27. No Waiver:...................................................................................      40

Article 28. Transferability of Rights and Obligations:...................................................      40

Article 29. Patent Marking:..............................................................................      40

Article 30. Publicity:...................................................................................      40

Article 31. Independent Contractors:.....................................................................      40

Article 32. Confidentiality:.............................................................................      40

        32.1    Confidentiality..........................................................................      40
        32.2    External Disclosure......................................................................      41

Article 33. Relinquishment:..............................................................................      42

        33.1    UKRF Letter Agreement....................................................................      42
        33.2    Covenant Not to Compete..................................................................      42

Article 34. No Limit to Remedies:........................................................................      42

Article 35. Counterparts:................................................................................      42

Article 36. Transition Obligations:......................................................................      42

        36.1    Clinical/Trial Agreements................................................................      42
        36.2    Clinical Activities Data.................................................................      43
        36.3    Transition Space.........................................................................      43
        36.4    Insurance................................................................................      43

EXHIBITS
--------
Exhibit 1.14         -    First Generation Exclusive Licensed Product
                          Specifications/Drawings
Exhibit 1.23(a)      -    Licensed Patents, Patent Applications and IDFs
Exhibit 1.23(b)      -    Excluded Patents, Patent Applications and IDFs
Exhibit 1.33         -    Non-Exclusive Licensed Product
Exhibit 1.47         -    UKRF Licenses
Exhibit 2.3          -    Non-Suit Excluded Patents, Patent Applications and
                          IDFs
Exhibit 2.8          -    Licensee Patents
Exhibit 2.9          -    Licensee Non-suit
Exhibit 2.10         -    Licensee IDFs; Covenant Not to File
Exhibit 3.7.3        -    Form of Option
Exhibit 3.7.4        -    Form of Promissory Note
Exhibit 4.1          -    Milestone Payments
Exhibit 5.3          -    Due Diligence Obligations for First Generation
                          Exclusive Licensed Products (Non-Uveitis Indications)
Exhibit 5.4          -    Due Diligence Obligations for Non-Exclusive Licensed
                          Products
Exhibit 16.1(vi)     -    Litigation, Proceedings, Governmental Investigations
Exhibit 16.2(iii)    -    Exceptions to Ownership of Licensed Patents
Exhibit 16.2(v)      -    Licensor Disclosees
Exhibit 36.1A        -    Clinical Agreements
Exhibit 36.1B        -    Trial Agreements

                     AMENDED AND RESTATED LICENSE AGREEMENT

THIS AMENDED AND RESTATED LICENSE AGREEMENT ("Agreement"), effective as of the 9th day of December, 2003 (the "Amendment Date"), is made between Control Delivery Systems, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal place of business at 400 Pleasant Street, Watertown, Massachusetts 02472-2234 ("Licensor") and Bausch & Lomb Incorporated, a corporation organized and existing under the laws of the State of New York and having its principal place of business at One Bausch & Lomb Place, Rochester, New York 14604 ("Licensee"). Collectively, Licensor and Licensee are "Parties" and, individually, a "Party."

                                    RECITALS

WHEREAS, the Parties have entered into, and performed in part under, the License Agreement between Licensor and Licensee, dated June 9, 1999, as amended January 1, 2001, December 31, 2001, and April 14, 2003 (the "1999 Agreement"), and the License and Development Agreement dated December 31, 1992, between Licensor and Licensee, as the assignee of ChironVision Corporation (formerly Chiron IntraOptics, Inc.) ("Chiron"), as amended August 16, 1993, March 30, 1995, June 23, 1995, and December 31, 1997 (the "Vitrasert Agreement"); and

WHEREAS, the Parties have determined to change, in part, the nature of their relationship with respect to the development, manufacturing and licensing of products under the 1999 Agreement and with respect to intellectual property rights and other matters reflected in this Agreement; and

WHEREAS, the Parties wish to amend and restate their intentions into a single agreement, all to effect the foregoing changes.

NOW THEREFORE, in consideration of the mutual promises set forth below, the Parties agree as follows:

ARTICLE 1. DEFINITIONS:

In addition to the terms defined elsewhere in this Agreement, the following terms shall have their associated meanings.

   1.1 Active Commercialization or Actively Commercializing. "Active Commercialization" and "Actively Commercializing" means: (a) Licensee diligently conducting clinical trials for Uveitis Base Royalty Product; or
   (b) with respect to a Uveitis Base Royalty Product for which clinical trials are complete, Licensee diligently obtaining Regulatory Approval; or (c) with respect to a Uveitis Base Royalty Product that has received Regulatory Approval in one or more markets, Licensee diligently Commercializing such product in such markets; all in active furtherance of Licensee's diligence obligations pursuant to Articles 5 and 6 of this Agreement.

   1.2 Affiliate. "Affiliate" of any Party means any Person that is controlled by, controls, or is under common control with such Party, for so long as such control relationship continues to exist. "Control" as used in this definition means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through ownership of voting securities, by contract, or otherwise.

   1.3 Amendment Date. "Amendment Date" shall mean December 9th, 2003.

   1.4 ANDA. "ANDA" means an Abbreviated New Drug Application and all associated documents and components thereof, required to be filed with the FDA in order to obtain approval to market a particular product in the United States.

   1.5 ARMD. "ARMD" means age-related macular degeneration.

   1.6 Base Royalty. "Base Royalty" means a running royalty rate of [*] of Net Sales, provided that, as set forth in Section 3.8, the amount of royalties due and owing pursuant to Section 3 shall be subject to Licensee's right of recoupment as follows: if the Advanced Amount has not been fully repaid by Licensor to Licensee as required hereunder, the amount of any royalties that might otherwise be due and owing from Licensee to Licensor under this Agreement shall in all instances be the amount determined in accordance with
   Article 3, less the Unpaid Advanced Amount at the time of such determination.

   1.7 Clinical IP. "Clinical IP" means (i) all pre-clinical and clinical protocols, studies, data and results and study-related forms, materials and reports (e.g., investigator brochures, informed consent forms, data safety monitoring board related documents, patient recruitment related materials, biocompatibility studies, animal studies, safety studies, and chemistry, manufacturing and control data) used in or resulting from any pre-clinical or clinical study or trial and any audits of any pre-clinical or clinical study or trial of any First Generation Exclusive Licensed Product or the Vitrasert Licensed Product in the Licensed Field, and (ii) all INDs, NDAs, any unfiled applications, components or materials normally associated with an IND or NDA, regulatory filings or applications comparable to INDs or NDAs in any foreign jurisdictions, and other regulatory applications and approvals regarding any First Generation Exclusive Licensed Product or the Vitrasert Licensed Product in the Licensed Field.

   1.8 Commercialize, Commercializing or Commercialization. "Commercialize", "Commercializing" or "Commercialization" means the sale, offering for sale, distribution, or marketing, of a product.

   1.8A Co-Owned Patents. "Co-Owned Patents" is defined in Section 2.8 of this Agreement.

   1.9 Confidential Information. "Confidential Information" is defined in
   Article 32 of this Agreement.

   1.10 Develop, Developing or Development. "Develop", "Developing" or "Development" means performance of human clinical trials for a product.

   1.11 DME. "DME" means diabetic macular edema.

   1.12 DR. "DR" means diabetic retinopathy.

   [*] - INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

   1.13 Eligible Licensed Product. "Eligible Licensed Product" is defined in
   Section 3.2 of this Agreement.

   1.14 First Generation Exclusive Licensed Product. "First Generation Exclusive Licensed Product" shall mean a product, other than the Vitrasert Licensed Product, that is an implant that is required to be surgically inserted through an incision of at least 2 mm (and which cannot be inserted through an incision of less than 2 mm) in the scelera into the vitreous, is secured in the posterior of the eye, cannot be injected, and uses a reservoir design that generally conforms to the drawings and specifications (and any prior iterations thereof in whole or in part) shown in Exhibit 1.14. An example of such a design is that which is currently used in clinical trial #005 and #002 for DME and clinical trial #001 for Uveitis.

   1.15 FDA. "FDA" means the United States Food and Drug Administration.

   1.16 Generic Product. "Generic Product" is defined in Section 3.2 of this Agreement.

   1.17 Improvement. "Improvement" means any Invention which is a development, enhancement, improvement, invention, modification, derivative or new use of a Licensed Product, [*].

   1.18 IND. "IND" means an Investigational New Drug Application and associated documents, components thereof, or corresponding applications and associated documents for devices or combination products, required to be filed with the FDA in order to obtain approval to commence human clinical trials of product in the United States.

   1.19 Invention. "Invention" shall mean any invention or discovery.

   1.20 Issued Patent Claim. "Issued Patent Claim" is defined in Section 1.50 of this Agreement.

   1.21 Know-how. "Know-how" means unpatented information, whether or not patentable, including, without limitation, technical information, processes, formulae, trade secrets, materials, designs, drawings and data.

   1.22 Licensed Field. "Licensed Field" means with respect to: (a) the First Generation Exclusive Licensed Products, any and all use for the treatment, prevention and/or diagnosis of any disease, disorder and/or condition of the human eye; (b) Non-Exclusive Licensed Products, any and all use for the treatment, prevention and/or diagnosis in humans of [*] (c) Vitrasert Licensed Product, any and all use for the prevention and treatment of cytomegalovirus retinitis in humans; and (d) all Licensed Products, any and all research in non-human eyes.

   1.23 Licensed Patents. "Licensed Patents" shall mean all: (1) patents issued to or licensed by Licensor on or before June 18, 2003, as set forth in
   Exhibit 1.23(a), other than those specific patents listed on Exhibit 1.23(b);
   (2) patent applications filed by Licensor on or before June 18,

   [*] - INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

   2003, as set forth in Exhibit 1.23(a), other than those specific patent applications listed on Exhibit 1.23(b); (3) patent applications filed by Licensor after June 18, 2003, to the extent directed to the specific inventions made before June 18, 2003, and disclosed in the invention disclosure forms set forth in Exhibit 1.23(a), other than those specific invention disclosure forms listed on Exhibit 1.23(b); and (4) all patents and patent applications claiming priority to the patents or patent applications set forth in (1) - (3) above, including (i) any continuation, continuation-in-part (to the extent the claims are specifically directed to the subject matter in the patent or patent application to which it claims priority), divisional, reissue, reexamination, or renewal with respect to any of the foregoing, and (ii) any corresponding patent, utility model, inventor certificate, registration or the like in any country of the world with respect to the foregoing; provided, however, that notwithstanding anything to the contrary in this Section 1.23 or elsewhere in this Agreement, Licensed Patents shall not include any patent or patent application, or any claim thereof, that is directed to inventions made by Licensor after June 18, 2003.
   Exhibit 1.23(a) shall be updated from time to time by Licensor to incorporate the patent application serial numbers for the patent applications referenced in subsection (3) above. For the purposes of this Section 1.23, patents, patent applications, Patent Rights and Inventions shall only mean patents, patent applications, Patent Rights and Inventions of Control Delivery Systems, Inc., and shall not include patents, patent applications, Patent Rights and Inventions of a third party acquiree or transferor, or a third party merger or consolidation partner, of or with Control Delivery Systems, Inc., or a third party acquiror or transferee of substantially all of the assets or stock of Control Delivery Systems, Inc.'s opthalmics business.

   1.24 Licensed Product. "Licensed Product" means First Generation Exclusive Licensed Product, Vitrasert Licensed Product, and Non-Exclusive Licensed Product.

   1.25 Licensed Territory. "Licensed Territory" means the world.

   1.26 Licensee Improvement. "Licensee Improvement" is defined in Section 8.3(a) of this Agreement.

   1.27 Licensee Improvement Application. "Licensee Improvement Application" is defined in Section 8.3(a) of this Agreement.

   1.28 Licensee Improvement Patent. "Licensee Improvement Patent" is defined in
   Section 8.3(b) of this Agreement.

   1.29 Licensor Improvement Product. "Licensee Improvement Product" is defined in Section 8.3(b) of this Agreement.

1.29A Licensor Improvement. "Licensor Improvement" means any Improvement created, invented or discovered by Licensor, after June 18, 2003 and before [*], provided, however, that in the event of (i) any transfer by Licensee of substantially all of the assets or stock of Licensee's proprietary (branded and/or generic) ophthalmic pharmaceutical business; or (ii) any transfer by Licensor of substantially all of the assets or stock of Licensor's ophthalmics business, "Licensor Improvement" shall only include Improvements created, invented or discovered by Licensor after June 18, 2003 and before the earlier of (x) the effective date of such transfer or (y) [*]. For the purposes of this Section 1.29A,

[*]-INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

Improvements shall only mean Improvements of Control Delivery Systems, Inc., and shall not include Improvements of a third party acquiree or transferor, or a third party merger or consolidation partner, of or with Control Delivery Systems, Inc., or a third party acquiror or transferee of substantially all of the assets or stock of Control Delivery Systems, Inc.'s opthalmics business.

1.29B Licensor Improvement Patents. Any patent application filed by Licensor to the extent it claims a Licensor Improvement, and any issued patents or patent applications to the extent they claim priority thereto.

   1.30 Milestone Payment. "Milestone Payment" is defined in Article 4 of this Agreement.

   1.31 NDA. "NDA" means a New Drug Application and all associated documents, components thereof, or corresponding applications and associated documents for devices or combination products, required to be filed with the FDA in order to obtain approval to market a particular product in the United States.

   1.32 Net Sales. "Net Sales" means, in any case where a Licensed Product is sold or commercially disposed of for value by Licensee or any Sublicensee in an arm's length transaction with a third party (other than an Affiliate of, respectively, Licensee or Sublicensee), the gross invoice price for such Licensed Product, less the following: (i) discounts, chargebacks, Medicare or other government rebates, and rebates to purchasers actually taken or allowed; (ii) credits or allowances given or made for rejections or return of any previously sold Products actually taken or allowed; (iii) to the extent included in such gross invoice price any tax or government charge imposed on the production, import, export, sale, delivery or use of such Products, including, without limitation, any value added or similar tax or government charge, but not including any tax levied with respect to income; and (iv) to the extent included in such gross invoice price any reasonable and documented packaging and distribution charges. Net Sales shall also include and be deemed to have been made with respect to (a) any Licensed Product not sold or otherwise transferred to any third party but rather used by Licensee or any Sublicensee to provide a commercial service and (b) any other transfer of a Licensed Product for less than arm's length value other than intercompany transfers where the transferee is not the end user. The amount of any Net Sale as defined in the preceding sentence shall be imputed using the price or prices at which the Licensed Product at issue is then being sold in transactions covered by the first sentence of this Section or, if no such transactions have occurred, on a reasonable basis to be determined at the time by the Parties. Notwithstanding any other provision of this Section, Net Sales shall not include the transfer without consideration of any Licensed Product by Licensee or any Sublicensee (x) for use in any clinical trial or in any preclinical or other research, (y) as detailing samples or other use to promote additional Net Sales in amounts consistent with the normal business practices of Licensee or any Sublicensee, or (z) for compassionate use.

   1.33 Non-Exclusive Licensed Product. "Non-Exclusive Licensed Product" means a product (a) that meets the following criteria: (i) uses as its active ingredient only one or more of the active ingredients set forth in column A of Exhibit 1.33, and no others, and (ii) uses one of the delivery systems in column B of Exhibit 1.33, and (iii) uses one of the methods of delivery set forth in column C of Exhibit 1.33; and (iv) uses one of the anchoring methods set forth in column D of Exhibit 1.33; and (v) is applied in one of the locations set forth in column E of Exhibit 1.33; and (vi) is approved, or is designed to be approved, for the treatment of one or more of the indications set forth in Column F of Exhibit 1.33, and no others; and (b) the manufacture, use, sale, offering for sale or importing of which, absent the license granted by Licensor to Licensee herein, would infringe any Valid Claim included in any Licensed Patent or Licensor Improvement Patent. Notwithstanding the foregoing, Non-Exclusive Licensed Product shall exclude First Generation Exclusive Licensed Product.

   1.34 Original Effective Date. "Original Effective Date" means December 31, 1992, for rights and obligations hereunder related to Vitrasert Licensed Product and June 9, 1999, for all other rights and obligations hereunder.

   1.35 Other Technology. "Other Technology" means Patent Rights owned or controlled by Licensor and not included as a Licensed Patent or Licensor Improvement Patent.

   1.36 Patent Rights. "Patent Rights" means any and all forms of patents issued or granted anywhere in the world, including, without limitation, utility, model and design patents, patents of addition, patents of importation or innovation, improvement patents, reissued and reexamined patents, all renewals and extensions thereof, and all applications for such patents (including original, divisional, continuation and continuation-in-part applications) pending before any national Patent Office and which have not been abandoned or expired.

   1.37 Person. "Person" means any individual, partnership, association, corporation, trust, or other legal person or entity.

   1.38 Regulatory Approval. "Regulatory Approval" means (a) approval by the FDA of an NDA and satisfaction of any related applicable FDA requirements (if any) or (b) in any country other than the United States, approval by regulatory authorities having jurisdiction over such country of a single application or set of applications comparable to an IND, NDA, and satisfaction of any related applicable regulatory and notification requirements, if any, together with any other approvals necessary to make and sell pharmaceuticals or delivery systems in such country.

   1.39 Right of Access to Clinical IP. "Right of Access to Clinical IP" means the right to reference, cross-reference, review, have access to, incorporate and use Clinical IP in any regulatory, applications or filings or for any research or development purpose.

   1.40 Sublicense. "Sublicense" means any sublicense of, or other agreement permitting the commercial exploitation of, some or all of the rights granted to Licensee under this Agreement.

   1.41 Sublicensee. "Sublicensee" means any Person to whom Licensee grants a Sublicense.

   1.42 Target Market. "Target Market" means each of the [*].

   1.43 Term of this Agreement. "Term of this Agreement", "term of this Agreement", or "Term" shall mean the period beginning on the Original Effective Date and continuing only for so long as (a) Licensee has any right to exercise any of its rights with respect to any Licensed Patent or Licensor Improvement Patent in the Licensed Territory, or (b) royalty payments are


[*]-INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

   due under this Agreement, unless earlier terminated by Licensor or Licensee as provided herein.

   1.44 Third Party Licensed Product. "Third Party Licensed Product" means a First Generation Exclusive Licensed Product or a Non-Exclusive Licensed Product, the therapeutic effect of which is derived in part from any proprietary product, compound, method or process in-licensed or acquired by Licensee from an unaffiliated third party on an arm's length basis; provided that such First Generation Exclusive Licensed Product or Non-Exclusive Licensed Product is subject to a running royalty equal to the Base Royalty.

1.44A Third Party Licensor Improvement Product. "Third Party Licensor Improvement Product" is defined in Section 8.3(d) of this Agreement.

   1.45 Total Relevant Sales. "Total Relevant Sales" is defined in Section 3.2 of this Agreement.

   1.46 UKRF. "UKRF" means University of Kentucky Research Foundation.

   1.47 UKRF Licenses. "UKRF Licenses" mean the licenses set forth in Exhibit 1.47.

   1.48 Uveitis Base Royalty Product. "Uveitis Base Royalty Product" means a Uveitis Product the Net Sales of which bear, or for a product that has not yet received Regulatory Approval, will bear, the Base Royalty payable to Licensor that is not subject to any royalty reduction or offset under this Agreement.

   1.49 Uveitis Product. "Uveitis Product" means any product which has received or is designed to receive Regulatory Approval to treat Uveitis.

   1.50 Valid Claim. "Valid Claim" means (i) a claim of an issued and unexpired patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealed or unappealable within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise (an "Issued Patent Claim"), and/or (ii) a pending claim of any pending patent application which has been filed and continues to be prosecuted in good faith and is not abandoned or finally disallowed without the possibility of appeal or refiling (a "Pending Claim"); provided, however, that, with respect to any Licensed Product or Licensor Improvement Product, no Pending Claim which has not become an Issued Patent Claim shall continue to constitute a Valid Claim for more than five years following the first approved commercial sale of the first Licensed Product or Licensor Improvement Product which qualifies as a Licensed Product or Licensor Improvement Product solely as a result of such Pending Claim.

   1.51 Vitrasert Licensed Product. "Vitrasert Licensed Product" means the product that has received FDA regulatory approval pursuant to application #20-569 as approved on March 4, 1996, and the manufacture, use, sale, or importation of which would, absent the license granted by Licensor to Licensee herein, infringe any Valid Claim included in the Licensed Patents.

ARTICLE 2. GRANTING CLAUSE:

2.1   License Grant.

2.1.1 License to First Generation Exclusive Licensed Product and Vitrasert Licensed Product. Licensor grants to Licensee, and Licensee accepts, an exclusive, royalty-bearing, worldwide right and license, with exclusive right to sublicense, under Licensor's interest (i.e., subject to the UKRF Licenses) in the Licensed Patents and Licensor Improvement Patents, solely to make, have made, use, sell, offer to sell, and import First Generation Exclusive Licensed Products and Vitrasert Licensed Product in the Licensed Field.

2.1.2 License to Non-Exclusive Licensed Product. Licensor grants to Licensee, and Licensee accepts a non-exclusive, royalty-bearing, worldwide right and license, without the right to sublicense, under Licensor's interest (i.e., subject to the UKRF Licenses) in the Licensed Patents and Licensor Improvement Patents solely to make, have made (including by manufacturers), use, sell, offer to sell, have sold (including by distributors), and import Non-Exclusive Licensed Products in the Licensed Field.

2.1.3 Intentionally Omitted.

2.1.4 No License. Nothing in this Agreement shall be construed as granting a license, whether express, implied or by operation of law, to Licensee under any Patent Rights, Know-how, or other proprietary rights owned, acquired or controlled by Licensor other than the rights expressly granted by Licensor to Licensee in this Agreement, including, without limitation, Sections 2.3 and 2.8. Licensee shall have no rights in any Other Technology or in any inventions disclosed in any patents, patent applications or invention disclosure forms listed in Exhibit 1.23(b), regardless of whether such Other Technology or such inventions disclosed in Exhibit 1.23(b) incorporate, or are infringed by the use of, Licensor Know-how. This Agreement does not create, and shall under no circumstances be construed or interpreted as creating, an obligation on the part of Licensor to grant any license to Licensee other than as expressly set forth herein. Any further contract or license agreement between the Parties shall be in writing.

2.1.5 Reserved Rights. All rights not expressly granted to Licensee in this Agreement are reserved to Licensor for itself, its partners and Affiliates (other than Licensee) and other licensees and sublicensees. Notwithstanding the licenses granted in Article 2, Licensor hereby retains and reserves a royalty-free right and license to use and permit others to use the Licensed Patents and Licensor Improvement Patents for research, but not for making, using, selling, or importing any commercial products or processes for First Generation Exclusive Licensed Products and the Vitrasert Licensed Product, and for development purposes, subject in all cases to Section 2.5.

2.2 Sublicensing. Licensee shall have the right to grant Sublicenses under the license granted pursuant to Section 2.1.1, provided, however, that any such Sublicense shall not be inconsistent with the terms and conditions of this Agreement and that Licensee shall be responsible for the operations of any Sublicensee relative to this Agreement as if such operations were carried out by Licensee itself, including (without limitation) the payment of any royalties provided for hereunder, regardless of whether the terms of any Sublicense provide for such amount to be paid by the Sublicensee directly to Licensor, but Sublicensees shall not be required to pay Milestones Payments pursuant to Article 4.

   2.3 Non-suit. While the licenses granted hereby only include rights to Licensed Patents and Licensor Improvement Patents as expressly stated in this Agreement, and do not include rights to Other Technology, Licensor shall not bring (and shall not authorize or assist a third party to bring) any action under Other Technology owned by Licensor or controlled and able to be licensed by Licensor to block Licensee or any Sublicensee from:

      (a) exercising its rights with respect to a Uveitis Base Royalty Product that is an implant that is required to be surgically inserted through an incision of at least 2 mm (and which cannot be inserted through an incision of less than 2 mm) in the scelera into the vitreous, is secured by a suture attaching a tab to the scelera in the posterior of the eye, uses the reservoir/suture tab design currently used in clinical trial #001 for Uveitis, uses fluocinolone acetonide as an active ingredient with no other active ingredients, and generally conforms with the drawings and meets the specifications shown in Exhibit 1.14 of this Agreement and any prior iterations thereof, with only such modifications to the design that do not modify the parameters set forth above and that are required to obtain Regulatory Approval for the implant in the above clinical trials as a result of the current stability issue or another safety issue that may arise during the course of such clinical trials; and

      (b) exercising those rights (but only those rights) granted by Licensor to Licensee pursuant to Section 2.1.1, provided that:

            (i) the Other Technology is filed on or before or claims priority to an application filed on or before December 31, 2004 (provided the non-suit only applies to the extent of claims directed to the subject matter in the application to which such Other Technology claims priority); and

            (ii) the Other Technology claims an invention for which Licensee, prior to any public disclosure of the Invention by the Licensor, has recorded an invention disclosure form including one or more claims to the same Invention, provided that such invention disclosure form has described such Invention with enough particularity to demonstrate that Licensee was in possession of the Invention at the time such invention disclosure form was recorded.

For the purposes of this Section 2.3, Other Technology shall not include those patents, patent applications and invention disclosure forms set forth in Exhibit
2.3 (i.e., Licensor shall not be precluded from bringing an action based on those patents, patent applications and invention disclosure forms set forth in
Exhibit 2.3). Also, for the purposes of this Section 2.3, the non-suit granted herein shall not preclude Licensor from enforcing any of its rights in Other Technology that are directed to the composition of active ingredients, formulations, indications or novel polymers that are not limited in use or application to First Generation Exclusive Licensed Products. For the purposes of this Section 2.3, patents, patent applications, Patent Rights, Inventions and Other Technology shall only mean patents, patent applications, Patent Rights, Inventions and Other Technology of Control Delivery Systems, Inc., and shall not include patents, patent applications, Patent Rights, Inventions and other technology of a third party acquiree or transferor, or a third party merger or consolidation partner, of or with Control Delivery Systems, Inc., or a third party acquiror or transferee of substantially all of the assets or stock of Control Delivery Systems, Inc.'s opthalmics business. The provisions of this Section 2.3 shall in no way limit Licensee's rights under Licensor Improvement Patents as set forth in this Agreement.

   2.4 Non-assert of Know-how. Licensor shall not bring (and shall not authorize or assist a third party to bring) any action against Licensee or a Sublicensee alleging misappropriation of Licensor's Know-how. Licensee shall not bring (and shall not authorize or assist a third party to bring) any action against Licensor or a sublicensee of Licensor alleging misappropriation of Licensee's Know-how. For the purposes of this Section, Licensor's Know-how shall be limited to Know-how known by Licensor as of June 18, 2003, and Licensee's Know-how shall be limited to Know-how known by Licensee as of June 18, 2003. The prohibitions of this Section shall not apply to any action which the aggrieved Party may bring if such action is limited to the intentional and willful theft or misappropriation of the Know-how based on misappropriation actions occurring by the other Party solely after the Amendment Date. For the purposes of this Section 2.4, Know-how shall only mean Know-how of Control Delivery Systems, Inc., and shall not include Know-how of a third party acquiree or transferor, or a third party merger or consolidation partner, of or with Control Delivery Systems, Inc., or a third party acquiror or transferee of substantially all of the assets or stock of Control Delivery Systems, Inc.'s opthalmics business.

   2.5 Non-Compete.

   (a) Non-Compete for Uveitis Product. Licensor shall not Develop, or license a third party to Develop, a Uveitis Product, but only for so long as (1) Licensee is Actively Commercializing a Uveitis Base Royalty Product; and (2) Licensee is not Developing or Commercializing a Uveitis Product that is not a Uveitis Base Royalty Product. Licensor further agrees not to Commercialize, or license a third party to Commercialize, a Uveitis Product but only for so long as (3) Licensee is Actively Commercializing a Uveitis Base Royalty Product; and (4) Licensee is not Commercializing a Uveitis Product that is not a Uveitis Base Royalty Product. Notwithstanding the foregoing, the prohibitions under this Section 2.5(a) shall not apply to the Development and Commercialization activities of a third party acquiree or transferor, or a third party merger or consolidation partner, of or with Licensor, or a third party acquiror or transferee of substantially all of the assets or stock of Licensor's opthalmics business, provided that such acquiror, acquiree, transferor, transferee, or a merger or consolidation partner does not use in such Development or Commercialization activities for a Uveitis Product any
   (i) Licensed Patent or (ii) Know-how owned or controlled by Licensor as of the date of such acquisition, transfer, merger or consolidation. For the purposes of this Section 2.5(a), patents, patent applications, Patent Rights, Inventions and Know-how shall only mean patents, patent applications, Patent Rights, Inventions and Know-how of Control Delivery Systems, Inc., and shall not include patents, patent applications, Patent Rights, Inventions and Know-how of a third party acquiree or transferor, or a third party merger or consolidation partner, of or with Control Delivery Systems, Inc., or a third party acquiror or transferee of substantially all of the assets or stock of Control Delivery Systems, Inc.'s opthalmics business. In addition, the Parties agree that whenever Licensee realizes revenue from Commercializing a Uveitis Product, Licensee will receive a royalty on such revenue.

   Licensee shall provide written notice to Licensor within ninety (90) days after: (x) Licensee's filing of an IND for a Uveitis Product that is not a Uveitis Base Royalty Product; (y) Licensee's ceasing to Actively Commercialize a Uveitis Base Royalty Product; and (z) Licensee's Commercialization of a Uveitis Product that is not a Uveitis Base Royalty Product. Such written notice shall set forth in reasonable detail the basis for Licensee's determination of whether a Uveitis Product is or is not a Uveitis Base Royalty Product.

   If Licensee no longer satisfies the requirements of Sections 2.5(a)(1), (2),
   (3) or (4) and Licensor has commenced animal pre-clinical trials, the restrictions of this Section 2.5 shall no longer be applicable to Licensor and shall thereafter terminate, regardless of whether Sections 2.5(a)(1),
   (2), (3) or (4) are subsequently satisfied by Licensee. Notwithstanding the foregoing, Licensor shall not be prohibited under this Section from Developing or Commercializing a product designed and approved for an indication other than Uveitis, regardless of whether such product is or could be subject to off-label or other unapproved sales or uses for the prevention, treatment or diagnosis of Uveitis.

   (b) Non-Compete for First Generation Exclusive Licensed Product. Licensor agrees that during the Term of this Agreement, Licensor shall not Develop or Commercialize a First Generation Exclusive Licensed Product so long as Licensee has exclusive rights to such First Generation Exclusive Licensed Product under this Agreement. Notwithstanding the foregoing, the prohibitions under this Section 2.5(b) shall not apply to the Development or Commercialization activities of a third party acquiree or transferor, or a third party merger or consolidation partner, of or with Licensor, or a third party acquiror or transferee of substantially all of the assets or stock of Licensor's opthalmics business, provided that such acquiror, acquiree, transferor, transferee, or a merger or consolidation partner does not use in such Development or Commercialization activities for a First Generation Exclusive Licensed Product any (i) Licensed Patent or (ii) Know-how owned or controlled by Licensor as of the date of such acquisition, transfer, merger or consolidation. In consideration of the non-compete as set forth in this
   Section 2.5(b), as well as all other rights granted and information provided by Licensor to Licensee under this Agreement with respect to First Generation Exclusive Licensed Products, including without limitation the rights granted pursuant to Sections 2.1.1, 2.2, 2.3, 2.4, 2.5 and 2.6 herein, the Parties agree that the royalty rate set forth in Section 3.1.1 reflects the value of all such rights granted and information provided and shall be paid whether or not such First Generation Exclusive Licensed Product is covered by a Valid Claim in the Licensed Patents or Licensor Improvement Patents, and whether or not such royalty payments under Section 3.1.1 extend beyond the term of any Licensed Patent or Licensor Improvement Patent containing Valid Claims covering such First Generation Exclusive Licensed Product. For the purposes of this Section 2.5(b), patents, patent applications, Patent Rights, Inventions and Know-how shall only mean patents, patent applications, Patent Rights, Inventions and Know-how of Control Delivery Systems, Inc., and shall not include patents, patent applications, Patent Rights, Inventions and Know-how of a third party acquiree or transferor, or a third party merger or consolidation partner, of or with Control Delivery Systems, Inc., or a third party acquiror or transferee of substantially all of the assets or stock of Control Delivery Systems, Inc.'s opthalmics business.

   2.6 Licensor Disclosure of Inventions. Licensor represents that the patents, patent applications and invention disclosure forms listed on Exhibits 1.23(a) and (b) disclose all Inventions conceived or made by or on behalf of Licensor prior to June 18, 2003. Licensor agrees that any Invention conceived or made by or on behalf of Licensor prior to June 18, 2003, which is not listed on Exhibits 1.23(a) or (b) shall be deemed a Licensed Patent and added to
   Exhibit 1.23(a). For the purposes of this Section 2.6, patents, patent applications, Patent Rights and Inventions shall only mean patents, patent applications, Patent Rights and Inventions of Control Delivery Systems, Inc., and shall not include patents, patent applications, Patent Rights and Inventions of a third party acquiree or transferor, or a third party merger or consolidation partner, of or with Control Delivery Systems, Inc., or a third party acquiror or transferee of substantially all of the assets or stock of Control Delivery Systems, Inc.'s opthalmics business.

   2.7 Licensee Disclosure of Inventions. Licensee represents that all Inventions conceived or made by or on behalf of Licensee after June 9, 1999, and before June 18, 2003, that: (a) directly relate to (i) treatment by (A) intraocular local delivery of an active ingredient into the eye, (B) local delivery of an active ingredient into the eye by injection into the scelera (provided that the foregoing in subparts (A) and (B) shall not include technology developed for the cataract, refractive surgical and contact lens businesses of Licensee), (ii) non-topical sustained ophthalmic release of an active ingredient (provided that the foregoing in this subsection (ii) shall not include technology developed for the cataract, refractive surgical and contact lens businesses of Licensee), (iii) co-drug modifications for altering the bioavailability or rate of release of a drug, where "co-drug" is defined as two or more pharmaceutically active ingredients that are linked by a covalent or ionic bond with each other, which bond dissolves in vivo, and where "co-drug" specifically excludes any natural extracts; or (iv) pro-drug modifications for altering the bioavailability or rate of release of a drug for non-topical applications; or (b) would interfere with the subject matter of, or dominate the practice of any invention disclosed in, Licensed Patents or invention disclosure forms disclosed in Exhibits 1.23(a) or (b) (all such inventions in subparts (a) and (b) of this Section 2.7 are referred to collectively as "Licensee Relevant Inventions") are disclosed in the invention disclosure forms and unpublished patent applications that have been disclosed to Licensor's counsel by Licensee. In addition to any other remedies available to Licensor, Licensee shall grant and hereby grants Licensor a world-wide perpetual, non-exclusive royalty-free license, with the right to sublicense, to use any Licensee Relevant Invention made by Licensee after June 9, 1999, and before June 18, 2003, that was not disclosed to Licensor's counsel by Licensee; provided, however, that such right and license shall be subject to Licensee's other rights hereunder, e.g., the exclusive rights granted under Section 2.1.1 and Section 2.5.

   2.8 Co-Owned Patents. With respect to the patents and patent applications listed in Exhibit 2.8 and any inventions disclosed in the invention disclosure forms listed in Exhibit 2.8, including all Patent Rights in the foregoing (the "Co-Owned Patents"), Licensee shall assign and hereby assigns to Licensor a one-half interest in the Co-Owned Patents, and to the extent of Licensor's interest in the Co-Owned Patents, such Co-Owned Patents shall be deemed to be Licensed Patents, provided that Licensor's interest in the Co-Owned Patents shall be exclusively licensed to Licensee solely to make, have made, use, sell, offer to sell, and import Licensed Products in the field of ophthalmology, and further provided that such license shall (a) become non-exclusive in the event Licensee's rights to First Generation Exclusive Licensed Product become non-exclusive; and (b) terminate in the event this Agreement terminates. Licensee shall fully cooperate with Licensor, at Licensor's expense, with any activities necessary to perfect the rights assigned to Licensor, including the execution of assignments of any patents or patent applications or the filing of any patent applications.

   2.9 Licensee Non-suit. Licensee shall not bring (and shall not authorize or assist a third party to bring) any action under any patents or patent applications listed in Exhibit 2.9 or any Inventions disclosed in the invention disclosure forms listed in Exhibit 2.9, including all Patent Rights or other intellectual property rights in the foregoing, against Licensor or any sublicensee of Licensor.

   2.10 Licensee Covenant Not to File. Licensee shall not file (and shall not authorize or assist an Affiliate or other third party to file) an application for Patent Rights, either in the United States or in any other foreign jurisdiction, containing claims covering any inventions disclosed in the invention disclosure forms listed in Exhibit 2.10.

   2.11 Frustration Regarding Vitrasert Product. Subject to the last sentence of
   Section 14.1 of this Agreement, if any third party brings any cause of action, claim, or other challenge which has the result of frustrating in a material way the licensing of the intellectual property applicable to Licensee's rights with respect to the Vitrasert Licensed Product (a "Frustration Claim"), Licensor shall cooperate with Licensee in any reasonable arrangement designed to give Licensee as nearly as possible the same economic benefits with respect to a Vitrasert Licensed Product and to have Licensee assume the same obligations and expenses as if such Frustration Claim with respect to a Vitrasert Licensed Product had not occurred.

ARTICLE 3. ROYALTIES AND REPAYMENT OBLIGATIONS

  3.1 Running Royalties. Licensee shall pay running royalties to Licensor as follows:

3.1.1 Net Sales of First Generation Exclusive Licensed Products. Subject to Sections 3.2 and 3.3, on all Net Sales of First Generation Exclusive Licensed Products, Licensee shall pay to Licensor a running royalty rate equal to the Base Royalty.

3.1.2 Net Sales of Third Party Licensed Products. Subject to Section 3.3, on all Net Sales of any Third Party Licensed Product Licensee shall pay to Licensor a running royalty equal to the Base Royalty reduced by [*] of the amount of any running royalty payable or "deemed paid or payable" by Licensee with respect to such Net Sales to any third party licensor of proprietary technology or other proprietary property included in such Third

[*]-INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

      Party Licensed Product, provided, however, that the total running royalty due to Licensor with respect to such Net Sales shall in no event be less than [*] of the Base Royalty. Where Licensee acquires rights to a Third Party Licensed Product but doesn't pay a royalty based on net sales, units sold, etc., royalties "deemed paid or payable" shall be the imputed royalty paid by Licensee in connection with the payment of the purchase price or other consideration to acquire those rights needed to use the applicable proprietary product, compound, method, or process in such Third Party Licensed Product. Where Licensee acquires rights to such proprietary product, compound, method or process which permit Licensee to use such product, compound, method or process for purposes other than use in connection with such Third Party Licensed Product or where Licensee acquires the applicable proprietary product, compound, method or process in connection with the acquisition of any other rights or assets, a reasonably allocable share of such purchase price or other consideration shall be allocated to the right to use such product, compound, method or process in connection with such Third Party Licensed Product. The allocated portion of the purchase price or other consideration shall then be converted into an imputed royalty, taking into account all relevant factors, including, without limitation, the length of time over which Licensee may exercise the rights involved, the likely sales of such Third Party Licensed Product over such period of time, and/or other factors considered relevant at the time. In no event shall the deemed royalty so derived exceed the royalty that would have been paid for the rights involved in an arms-length transaction with such third party had Licensee licensed such rights for use in connection with such Third Party Licensed Product on a purely royalty-bearing basis. If Licensor and Licensee cannot agree on the amount of any deemed royalty, the issue shall be resolved by the dispute resolution provisions of this Agreement.

3.1.3 Net Sales of Vitrasert Licensed Products. Subject to Section 3.3, on all Net Sales of Vitrasert Licensed Product, Licensee shall pay to Licensor a running royalty equal to [*] of Net Sales. In addition to payment of the royalty under this Section 3.1.3, Licensee shall also pay to Licensor all amounts due to UKRF under the UKRF Licenses for Net Sales of Vitrasert Licensed Product.

3.1.4 Net Sales of Non-Exclusive Licensed Products. For Non-Exclusive Licensed Products, other than Third Party Licensed Products, Licensee shall pay to Licensor a running royalty rate equal to: (a) the Base Royalty on all Net Sales of Non-Exclusive Licensed Product employing a delivery system, which delivery system would, absent the license granted by Licensor to Licensee herein, infringe any Valid Claim included in a Licensed Patent or Licensor Improvement Patent; (b) [*] of Net Sales of Non-Exclusive Licensed Product that employs an anchoring method, which anchoring method would, absent the license granted by Licensor to Licensee herein, infringe only a Valid Claim of a Licensed Patent or Licensor Improvement Patent related to the anchoring method, and that is not subject to payment of a running royalty pursuant to Section 3.1.4(a); and (c) a royalty rate to be determined by arbitration through the American Arbitration Association ("AAA") for any Non-Exclusive Licensed Product that is not subject to payment of a running royalty pursuant to Sections 3.1.4(a) or 3.1.4(b) and which would, absent the license granted by Licensor to Licensee herein, infringe any Valid Claim included in a Licensed Patent or Licensor Improvement Patent, provided that such rate shall be not less than [*] of Net Sales and not greater than


      [*] - INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

      [*] of Net Sales. For the purposes of the AAA arbitration, all Valid Claims included in any Licensed Patent or Licensor Improvement Patent shall be deemed valid and enforceable.

  3.2 Royalty Step-Down for Generic Competition.

      (a) Notwithstanding anything in this Agreement to the contrary, in each country where (i) the making, using, selling, offering to sell or importing of a particular Uveitis Base Royalty Product or a particular First Generation Exclusive Licensed Product does not infringe a Valid Claim of a Licensed Patent or a Licensor Improvement Patent; and (ii) such Uveitis Base Royalty Product or First Generation Exclusive Licensed Product is no longer covered under Hatch-Waxman, Orphan Drug, Pediatric, or other non-patent exclusivity, including applicable similar standards outside the United States; and (iii) with respect to First Generation Exclusive Licensed Product, such product is subject to a running royalty equal to the Base Royalty, and is not subject to a royalty reduction or offset, including without limitation an offset under Section 3.1.2 of this Agreement, then with respect to each such Uveitis Base Royalty Product or First Generation Exclusive Licensed Product (each an "Eligible Licensed Product") in such country, Licensee shall be entitled to a royalty adjustment for each such Eligible Licensed Product as follows:

         If sales of Generic Product (as defined in subsection (b) below) in a particular fiscal quarter are greater than [*] of Total Relevant Sales (as defined in subsection (b) below) for a particular Eligible Licensed Product, then the running royalty on Net Sales of such Eligible Licensed Product in such fiscal quarter shall be [*].

      (b) For the purposes of this Section 3.2, "Generic Product" shall mean a product or products sold by a third party without a license from Licensor that has been approved under an ANDA pursuant to 21 U.S.C. Section 355(j) (or a substantially similar application or filing in jurisdictions outside the United States) that references safety and efficacy data of an Eligible Licensed Product. For the purposes of this Section 3.2, "Total Relevant Sales" shall mean, in a fiscal quarter, the total combined sales by all Persons, including Licensee or Sublicensees, of (i) all Generic Product (with respect to a particular Eligible Licensed Product); and (ii) the relevant Eligible Licensed Product.

      (c) In the event of any adjustments to the running royalty pursuant to this Section 3.2, Licensee shall provide to Licensor written notice of such adjustment, along with reasonably detailed documentation (including market reports and other data) supporting Licensee's determination of the Total Relevant Sales. Such written notice and documentation shall be supplied to Licensor with any Royalty Reports due to Licensor pursuant to Section 7.1, and shall be subject to the record keeping and audit rights as set forth in Section
7.2. In addition, in the event Licensee has made an adjustment to the running royalty of a Uveitis Base Royalty Product pursuant to this Section 3.2 such that the running royalty for such Uveitis Base Royalty Product in a country is less than the Base Royalty for two consecutive fiscal quarters, then Licensor shall have the right, at its sole discretion, to Develop and Commercialize a Uveitis Product in such country, notwithstanding the provisions of Section 2.5(a). Licensor shall retain such right to Develop and Commercialize a Uveitis Product in such country, even if the running royalty for


      [*] - INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

such Uveitis Base Royalty Product in such country is equal to the Base Royalty in subsequent fiscal quarters.

   3.3 Royalties Payable Only Once. Licensee's obligation to pay royalties under this Article 3 shall be imposed only once at the highest applicable royalty rate, with respect to any Net Sale of any Licensed Product. Only a single royalty shall be due and payable by Licensee under this Agreement with respect to a Licensed Product regardless of whether the Licensed Product is covered by more than one claim of a Licensed Patent or Licensor Improvement Patent and in no event will such royalty exceed [*].

   3.4 Timing of Royalty Payments. Within thirty (30) days after the end of each fiscal quarter of Licensee, Licensee shall pay to Licensor the royalty payment due for each such quarter in U.S. dollars, provided, however, that solely with respect to any royalty payment due with respect to Net Sales made pursuant to Sections 1.32(a) or (b) herein, such thirty (30) day period may be extended to such longer period as Licensee may reasonably require, not to exceed ninety (90) days, to determine the amount of such Net Sales for such fiscal quarter. If a Sublicensee adjusts any of its Net Sales for any applicable quarter on account of misreported or late-reported Net Sales, Licensee shall promptly pay (or cause the Sublicensee to pay) any royalties due within 30 days after such adjustment. If Net Sales are in a currency other than U.S. Dollars, the sales shall be converted from the currency of the country in which the sales were made into U.S. Dollars at the month-end exchange rate for such currency for such sales made during such month as determined by Licensee in accordance with its standard accounting policies and procedures consistently applied during each of Licensee's fiscal quarters. If any royalty or other amount due Licensor is in a non-U.S. Dollar currency, and Licensee or any Sublicensee is prohibited from exporting that currency from that jurisdiction, Licensee or such Sublicensee shall pay an amount equal to the royalty or other amount due in such blocked currency into a bank account of Licensor's choice in such jurisdiction, and such deposit shall be deemed to be full satisfaction of Licensee and Sublicensee's obligation to make the applicable payment to Licensor.

   3.5 Withholding Taxes. Licensee and Licensor shall use all commercially reasonable and legal efforts to reduce tax withholding on any payments to be made to Licensor hereunder. If Licensee concludes that, notwithstanding such efforts, tax withholding under the laws of any country is required with respect to any royalty payment to be made to Licensor under this Agreement, Licensee shall pay or cause its Sublicensee to pay any applicable withholding taxes imposed by any such political jurisdiction on such royalty payments, and the amount of any such payments shall be credited against Licensee's royalty obligation under this Agreement. Licensee shall promptly provide Licensor with, or promptly cause Licensor to be provided with, original receipts or other evidence sufficient to allow Licensor to obtain the benefits of any such tax withholding.

   3.6 Intentionally Omitted.

   3.7 Repayment of Advanced Amount. The Parties acknowledge that Licensee has made advances to Licensor (collectively, "Advanced Amount") totaling Ten Million Forty-Four Thousand Seven Hundred Nineteen Dollars ($10,044,719), which are still outstanding under the 1999 Agreement immediately preceding the Amendment Date. The Parties stipulate that



   [*] - INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

   the Advanced Amount constitutes all known financial liabilities of the Parties under all prior agreements between the Parties, including without limitation the 1999 Agreement, and no other amounts are due to Licensee by Licensor except as set forth in this Agreement. The Parties also acknowledge that the Advanced Amount is liquidated and that Licensee's right to payment of the Advanced Amount will not be subject to invocation of the dispute resolution procedure under Article 22. The Advanced Amount will be repaid and reduced as described in this Section 3.7. Any remaining amounts due after such repayment and reduction shall be the "Unpaid Advanced Amount." In addition, the Parties acknowledge that Licensor has provided services to Licensee between June 18, 2003, and the Amendment Date, for which Licensee will reimburse Licensor $250,000. The reimbursement of the $250,000 will be accomplished by reducing the Advanced Amount by $250,000 such that the Unpaid Advanced Amount hereby is reduced to $9,794,719. Licensor will repay, and, in addition to any other rights provided at law or equity, Licensee may recoup, such Unpaid Advanced Amount as follows:

3.7.1 Cash Payment. Licensor will pay Three Million Dollars ($3,000,000) to Licensee in cash promptly upon the execution of this Agreement. Licensor will wire transfer such amount to Licensee pursuant to Licensee's instructions, and this Agreement will not be effective until Licensee has actually received such payment. This payment shall reduce the Unpaid Advanced Amount.

3.7.2 Milestone/Royalty Recoupment. After the reduction described in the first paragraph of Section 3.7 and the payment described in Section 3.7.1, the Unpaid Advanced Amount will be reduced to $6,794,719. Licensee may further recoup the Unpaid Advanced Amount from (i) any Milestone Payments (as defined in Section 4.1), and (ii) royalty payments otherwise due Licensor hereunder in each case until the entire remaining Unpaid Advanced Amount has been fully repaid.

3.7.3 Equity Option. Licensor may make an optional payment of $1,000,000 (One Million Dollars) to Licensee by December 27, 2003, which payment, if made, shall reduce the Unpaid Advanced Amount. Effective upon such payment, Licensee shall grant to Licensor an option to acquire all of Licensee's holdings of Licensor's common stock (600,000 shares, collectively the "Stock") at an exercise price of $5.00 per share. This option must be in the form of Exhibit 3.7.3, and Licensee shall deliver the option certificate evidencing the option within 5 days of the payment that reduces the Unpaid Advanced Amount. Payments to Licensee as a result of exercising the option will not reduce the remaining Unpaid Advanced Amount, if any. The foregoing per share option price is not intended by the Parties to in any way represent the fair market value of such shares, and shall in no way be used by either Party to support a valuation of Licensor.

3.7.4 July 1, 2007. Irrespective of any other circumstances whatsoever, the Unpaid Advanced Amount, if any, shall be absolutely due and payable by Licensor to Licensee on July 1, 2007, and Licensor shall make immediate payment of such amount to Licensee without Licensee having to make any further demand or provide any further notice. Licensor will be liable for and shall pay a late charge equal to one and one-half (1.5) times the prime rate in effect as announced by Chase Manhattan Bank, N.A. from time to time on any outstanding balance of the Unpaid Advanced Amount remaining after July 1, 2007, until the entire Advanced Amount has been repaid in full to Licensee. The Parties agree that as of the Amendment Date, Licensor shall execute a promissory note, the form of which is attached as Exhibit 3.7.4 (the "Note"), in the amount of the Unpaid Advanced Amount as of the Amendment Date (and as may be reduced pursuant to the terms of this Agreement and the terms of the attached
      Note).

   3.8 Royalty Calculation. In addition to any other rights provided at law or equity, if the Advanced Amount has not been fully repaid by Licensor to Licensee as required hereunder, the amount of any royalties that might otherwise be due and owing from Licensee to Licensor under this Agreement shall in all instances be the amount determined in accordance with the other Sections of this Article 3, less the amount of Unpaid Advanced Amount at the time of such determination.

ARTICLE 4. LICENSE AND MAINTENANCE FEES.

   4.1 License and Maintenance Fees. Licensee shall pay one-time license and maintenance fees ("Milestone Payments") for the achievement of certain goals set forth in Exhibit 4.1 to Licensor within ten (10) business days after each of the events specified in Exhibit 4.1.

ARTICLE 5. DEVELOPMENT OF LICENSED PRODUCTS

   5.1 Joint Diligence Obligation. Licensor and Licensee shall both use reasonable commercial efforts to comply with all diligence obligations under the UKRF Licenses to the extent required by the UKRF Licenses.

   5.2 Licensee's General Diligence Obligations. Licensee shall use commercially reasonable efforts to Develop and Commercialize First Generation Exclusive Licensed Products.

   5.3 (a) Licensee's Specific Diligence Obligations - Uveitis. Licensee agrees to the following specific obligations:

      (i) Licensee shall file an NDA with respect to a First Generation Exclusive Licensed Product for Uveitis by the later of (a) [*] or
            (b) [*] then within a commercially reasonable time after [*] has been identified and found to be acceptable to the FDA, provided that Licensee has diligently pursued [*].

      (ii) Licensee shall make the first commercial sale of a First Generation Exclusive Licensed Product for Uveitis in the United States within six (6) months after approval of an NDA for such First Generation Exclusive Licensed Product.

      (b) Licensee's Specific Diligence Obligations - Other First Generation Exclusive Licensed Product. In the event Licensee has failed to meet its diligence obligations with respect to First Generation Exclusive Licensed Product for Uveitis pursuant to Section 5.3(a) above, then Licensee agrees to the specific obligations with respect to at least one First Generation Exclusive Licensed Product for an indication other than Uveitis as set forth in Exhibit 5.3.

[*]-INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

   5.4 Licensee's Specific Diligence Obligations - Non-Exclusive Licensed Products. In addition to the general obligations set forth in Section 5.2, Licensee further agrees to the specific obligations with respect to Non-Exclusive Licensed Products set forth in Exhibit 5.4.

   5.5 Failure to Comply with Diligence Obligations.

      (a) If Licensee fails to meet its obligations under Article 5 with respect to a First Generation Exclusive Licensed Product for Uveitis, and does not cure such breach within 90 days after written notice from Licensor, Licensee shall lose its exclusive rights with respect to First Generation Exclusive Licensed Products for Uveitis. In addition, if Licensee fails to meet the specific obligations as set forth in Section 5.3(b) for a First Generation Exclusive Licensed Product for an indication other than Uveitis, and does not cure such breach within 90 days after written notice from Licensor, Licensee shall lose its exclusive rights with respect to First Generation Exclusive Licensed Products.

      (b) If Licensee fails to meet its obligations under Article 5 with respect to any Non-Exclusive Licensed Product and does not cure such breach within 90 days after written notice from Licensor, Licensee shall lose its rights with respect to the applicable Non-Exclusive Licensed Product. For example, if the diligence obligations as set forth in Exhibit 5.4 have not been met with respect to a Non-Exclusive Licensed Product that (a) has [*] as an active ingredient;
(b) is [*]; (c) is [*]; (d) has a [*] delivery system; (e) is located [*]; and
(f) is for [*] indications, then Licensee would lose its rights with respect to such Non-Exclusive Licensed Product ("Product A"). As a further example, if the diligence obligations for the above Product A have been met, but any diligence obligation has not been met with respect to a Non-Exclusive Licensed Product that (a) has [*] as an active ingredient; (b) is [*]; (c) is [*]; (d) has a [*];
(e) is located [*]; and (f) is for [*] indications rather than [*] indications ("Product B"), then Licensee would not lose rights to Product A, but would lose rights to Product B.

      (c) The parties agree that Licensee's failure to meet its diligence obligations under Article 5 shall not constitute a basis for termination of this Agreement under Section 11.3.2.

ARTICLE 6. MARKETING OBLIGATIONS. During the term of this Agreement, Licensee and its Affiliates shall use commercially reasonable efforts, consistent with the efforts expended by Licensee with respect to its own proprietary ophthalmic products to:

      (i) Market, sell, distribute, and support the First Generation Exclusive Licensed Product - Uveitis, including, without limitation, establishing, directly or through Sublicensees, an adequate sales force in each Target Market;

      (ii) Obtain third party reimbursement for such Licensed Product, where applicable;

      (iii) Maintain and provide Licensor with such sales and other information customarily maintained by Licensee for purposes of monitoring sales progress on a country by country basis;

[*]-INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

      (iv) Keep Licensor promptly and fully informed of developments in the markets where such Licensed Product is being sold; and

      (v) Comply with export laws and restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority.

      Nothing contained in this Article 6 shall limit any other obligations Licensee may have under this Agreement.

ARTICLE 7. REPORTING AND ACCOUNTING PROVISIONS:

   7.1 Royalty Report. Licensee shall make written royalty reports ("Royalty Reports") to Licensor within thirty (30) days after the end of each fiscal quarter of Licensee during the term of this Agreement, stating in each such report the number, description, and aggregate Net Sales of each Licensed Product sold during the preceding three (3) fiscal months of Licensee and upon which a royalty is payable as provided in Article 3 (on a Licensed Product-by-Licensed Product basis; provided, however, that solely with respect to any report with respect to Net Sales made pursuant to Sections 1.28(a) and (b) herein, such thirty (30) day period may be extended to such longer period as Licensee may reasonably require, not to exceed ninety (90) days, to determine the amount of such Net Sales for such fiscal quarter. The first such report shall include all such Licensed Products so sold prior to the date of such report. The first such report shall include all such Licensed Products so sold prior to the date of such report, provided that with respect to Vitrasert Licensed Product, the first such report after the Amendment Date shall reflect only the preceding fiscal months since the last such report for Vitrasert Licensed Product.

   7.2 Record Keeping by Licensee. Licensee shall keep records showing the sales of Licensed Products and Third Party Licensed Products in sufficient detail to enable the royalties payable hereunder to be determined. Licensee shall permit its books and records to be examined at Licensor's expense by an independent auditor chosen by Licensor and reasonably acceptable to Licensee during regular business hours and upon reasonable advance notice, but not later than two years following the rendering of any written report and no more often than once per calendar year. Such audit shall be permitted only to the extent necessary to verify the reports provided for in this Article 7. The auditor shall report to Licensor only the amount of royalty payable for the period under audit and shall keep confidential any information learned or obtained during the examination. If the audit shows an underpayment of more than the greater of (i) $50,000, or (ii) five percent (5%) of the amount otherwise due, Licensee shall reimburse Licensor for the reasonable costs of the audit. Licensee shall promptly remit any underpayment to Licensor. If the audit shows an overpayment, Licensor shall promptly pay such overpayment amount to Licensee upon request, or, at Licensee's election, Licensee may offset such amount against the next payment of royalties or other amounts due Licensor hereunder.

   7.3 Termination Report. Licensee also shall make a written report to Licensor within thirty (30) days after the date of any termination of this Agreement providing to Licensor the same information described in Section 7.1 with respect to any Net Sales which were not previously reported to Licensor.

ARTICLE 8. OWNERSHIP:

   8.1 Ownership. Except as expressly provided otherwise in this Agreement, ownership of Inventions will be determined in accordance with United States patent law and related principles.

   8.2 Inventorship. Inventorship of all Inventions (including, without limitation, Improvements) made during the term of this Agreement will be determined in accordance with United States patent law and related principles.

8.3 Licensee Improvements.

      (a) Licensee Improvements. If Licensee files any patent application ("Licensee Improvement Application") for any Improvement created, invented or discovered before [*] ("Licensee Improvement"), Licensee agrees to grant, and hereby grants, to Licensor a non-exclusive, worldwide right and license, with the right to sublicense, under Licensee's interest in such Licensee Improvement Applications, and in any issued patents claiming priority thereto ("Licensee Improvement Patent") or any patent applications claiming priority thereto, to make, have made, use, sell, offer to sell, and import. For the sake of clarity, a Licensee Improvement shall be any Improvement of a product, if the product with respect to which the Improvement was made was a Licensed Product at the time such Improvement was made. Licensee shall promptly notify Licensor of the filing of such Licensee Improvement Application. Notwithstanding the foregoing, in the event of (i) any transfer by Licensee of substantially all of the assets or stock of Licensee's proprietary (branded and/or generic) ophthalmic pharmaceutical business; or (ii) any transfer by Licensor of substantially all of the assets or stock of Licensor's ophthalmics business, "Licensee Improvement" shall only include Improvements created, invented or discovered before the earlier of (x) the effective date of such transfer or (y) [*].

      (b) Royalties. Upon issuance of a Licensee Improvement Patent, and for so long as the making, using, selling, offering to sell, or importing of the Licensee Improvement covered by such Licensee Improvement Patent does not infringe a Valid Claim of a Licensed Patent, Licensor Improvement Patent or other Patent Rights of Licensor, Licensor will owe a royalty to Licensee equal to the lesser of: (i) [*] of net sales of products the making, using, selling, offering for sale or importing of which would infringe an Issued Patent Claim of a Licensee Improvement Patent ("Licensor Improvement Product"), or (ii) [*] of all running royalties received by Licensor based on net sales of Licensor Improvement Product by licensees or sublicensees of Licensor. For the avoidance of doubt, if the making, using, selling, offering to sell, or importing of such Licensee Improvement infringes a Valid Claim of a Licensed Patent, Licensor Improvement Patent or other Patent Rights of Licensor, then Licensor will not owe a royalty to Licensee.

      (c) Net Sales. For the purposes of this Section 8.3, net sales means, in any case where a Licensor Improvement Product is sold or commercially disposed of for value by Licensor or any sublicensee of Licensor in an arm's length transaction with a third party (other than an Affiliate of Licensor or sublicensee of Licensor), the gross invoice price for such Licensor Improvement Product, less the following: (i) discounts, chargebacks, Medicare or other

[*] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

government rebates, and rebates to purchasers actually taken or allowed; (ii) credits or allowances given or made for rejections or return of any previously sold products actually taken or allowed; (iii) to the extent included in such gross invoice price any tax or government charge imposed on the production, import, export, sale, delivery or use of such products, including, without limitation, any value added or similar tax or government charge, but not including any tax levied with respect to income; and (iv) to the extent included in such gross invoice price any reasonable and documented packaging and distribution charges. Net sales shall also include and be deemed to have been made with respect to (A) any Licensor Improvement Product not sold or otherwise transferred to any third party but rather used by Licensor to provide a commercial service and (B) any other transfer of a Licensor Improvement Product for less than arm's length value other than intercompany transfers where the transferee is not the end user. The amount of any net sale as defined in the preceding sentence shall be imputed using the price or prices at which the Licensor Improvement Product at issue is then being sold in transactions covered by the first sentence of this Section or, if no such transactions have occurred, on a reasonable basis to be determined at the time by the Parties. Notwithstanding any other provision of this Section, net sales shall not include the transfer without consideration of any Licensor Improvement Product by Licensor (x) for use in any clinical trial or in any preclinical or other research, (y) as detailing samples or other use to promote additional net sales in amounts consistent with the normal business practices of Licensor, or (z) for compassionate use.

      (d) Offsets. If (a) any Licensor Improvement Product is covered by an issued patent or other intellectual property right held by one or more third parties and it becomes necessary for Licensor to obtain a license from such third party or parties under such patent, and/or other intellectual property right and accordingly to pay royalties to such third party(ies) with respect to any net sale or transfer of any Licensor Improvement Product or (b) the therapeutic effect of any Licensor Improvement Product is derived in part from any proprietary product, compound, method or process in-licensed or acquired by Licensor from an unaffiliated third party on an arm's length basis (a "Third Party Licensor Improvement Product"), then Licensor may reduce any royalty otherwise due Licensee by [*] of the amount of royalty due to such third party, but in no event to less than [*] of the royalty or other payment which may then be due to Licensee. In addition, if Licensor is required to pay any an upfront or similar fee to any third party(ies), Licensee shall share in the payment of any such consideration which involves more than a running royalty as follows. If, for example, Licensor is required to pay an upfront fee of $1 Million to a third party, the total consideration then due under Section 8.3 to Licensee shall be reduced by [*] until [*] of the upfront fee [*] has been recouped by Licensor.

      (e) Royalties Payable Only Once. Licensor's obligation to pay royalties under this Section 8.3 shall be imposed only once with respect to any net sale of any Licensor Improvement Product. Only a single royalty shall be due and payable by Licensor under this section 8.3 with respect to a Licensor Improvement Product regardless of whether the Licensor Improvement Product is covered by more than one claim of a Licensee Improvement Patent.

      (f) Timing of Royalty Payments. Within thirty (30) days after the end of each fiscal quarter of Licensor, Licensor shall pay to Licensee the royalty payment due for each such quarter in U.S. dollars, provided, however, that solely with respect to any royalty payment due with respect to net sales made pursuant to Sections 8.3(c)(A) or (B) herein, such thirty (30) day period


[*] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

may be extended to such longer period as Licensor may reasonably require, not to exceed ninety (90) days, to determine the amount of such net sales for such fiscal quarter. If consideration received by Licensor, or a sublicensee of Licensor, pursuant to Section 8.3(c) is in a currency other than U.S. Dollars, the consideration shall be converted from the currency of the country in which the sales were made into U.S. Dollars at the month-end exchange rate for such currency for such sales made during such month as determined by Licensor in accordance with its standard accounting policies and procedures consistently applied during each of Licensor's fiscal quarters. If any royalty or other amount due Licensee is in a non-U.S. Dollar currency, and Licensor is prohibited from exporting that currency from that jurisdiction, Licensor shall pay an amount equal to the royalty or other amount due in such blocked currency into a bank account of Licensee's choice in such jurisdiction, and such deposit shall be deemed to be full satisfaction of Licensor's obligation to make the applicable payment to Licensee.

      (g) Withholding Taxes. Licensee and Licensor shall use all commercially reasonable and legal efforts to reduce tax withholding on any payments to be made to Licensee pursuant to Section 8.3. If Licensor concludes that, notwithstanding such efforts, tax withholding under the laws of any country is required with respect to any royalty payment to be made to Licensee under this Agreement, Licensor shall pay any applicable withholding taxes imposed by any such political jurisdiction on such royalty payments, and the amount of any such payments shall be credited against Licensor's royalty obligation under Section
8.3. Licensor shall promptly provide Licensee with, or promptly cause Licensee to be provided with, original receipts or other evidence sufficient to allow Licensee to obtain the benefits of any such tax withholding.

      (h) Expiration of Royalty Obligations. Subject to the next sentence, with respect to Licensor Improvement Product, Licensor's obligation to pay a running royalty shall terminate on a Licensor Improvement Product -by- Licensor Improvement Product and country-by-country basis, upon the date that the last to expire of any issued and enforceable Licensee Improvement Patent which covers the manufacture, use, sale, or importing of such Licensor Improvement Product. At the end of each such term, and on a country by country basis, Licensor shall have a non-exclusive, worldwide, irrevocable, fully paid up license to make, have made, use, offer to sell, sell, have sold (including through distributors), and import such Licensor Improvement Product in such country. Notwithstanding any other provision of this Agreement, the provisions of this Section 8.3 shall survive any termination of this Agreement, except in the event Licensee terminates this Agreement pursuant to Section 11.4.2 for Licensor's breach of
Section 8.3.

ARTICLE 9. FILING AND MAINTENANCE OF PATENTS:

Licensor shall in good faith file, prosecute, and maintain all Licensed Patents in the Licensed Territory at its sole discretion and expense (except for Co-Owned Patents for so long as Licensee has exclusive rights to First Generation Exclusive Licensed Products), and except as follows. With respect to Licensed Patents which include claims that cover First Generation Exclusive Licensed Products, for so long as Licensee has exclusive rights to any First Generation Exclusive Licensed Product, Licensor shall keep Licensee informed with respect to the course and conduct of patent applications and prosecution matters. With respect only to Licensed Patents which include claims that cover First Generation Exclusive Licensed Products, Licensor shall use best efforts to incorporate claims and arguments suggested by Licensee, provided said arguments would not materially limit Licensor's ability to prosecute or enforce claims directed to products and methods outside the definition of First Generation Exclusive Licensed Products. Licensee represents, warrants and covenants that it will not make suggestions for claims and arguments that, in good faith, Licensee knows or should know would limit the scope of Licensed Patents so as to not cover (directly or under the Doctrine of Equivalents) any product or method of use of a product marketed or to be marketed by Licensee. Licensor shall prosecute and maintain Licensed Patents in the [*]. At
Licensee's expense, Licensor will prosecute and maintain Licensed Patents in [*] and any other countries as Licensee may request. Notwithstanding the foregoing in this Article 9, Licensee shall have the sole right to file, prosecute, and maintain the Co-Owned Patents for so long as Licensee has exclusive rights to First Generation Exclusive Licensed Products, provided that Licensee shall keep Licensor informed with respect to the course and conduct of patent applications and prosecution matters.

ARTICLE 10. ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS:

   10.1 Notice to Licensor. Licensee shall inform Licensor promptly in writing of any activity by a third party (an "Infringer"), if Licensee believes such activity might constitute infringement of any Licensed Patent in the Licensed Field, including details then known to Licensee, and provided that Licensee's failure to provide notice under this Section 10.1 shall not impact Licensee's rights under Section 10.6.

   10.2 Right to Bring Suit - Licensor; Settlement. With respect only to suits brought against Infringers by Licensor with respect to infringing products that fall within the definition of First Generation Exclusive Licensed Products for which Licensee has exclusive rights under this Agreement, Licensor shall consult with and keep Licensee informed of the progress of such proceedings, including, without limitation, furnishing copies of communications, pleadings and other documents and keeping Licensee informed of settlement efforts and developments, and Licensee shall be entitled to participate with counsel in such proceedings, but at its own expense. With respect only to suits brought against Infringers by Licensor with respect to infringing products that fall within the definition of First Generation Exclusive Licensed Products for which Licensee has exclusive rights under this Agreement, no settlement, consent, judgment, or other voluntary final disposition of a suit with respect to infringement of any Licensed Patent may be entered into without the consent of Licensee, which consent may only be withheld based on Licensee's reasonable business judgment. Notwithstanding the foregoing, Licensor shall not have the right to bring suit under any Co-Owned Patents for so long as Licensee has exclusive rights to First Generation Exclusive Licensed Products.

   10.3 Right to Bring Suit - Licensee. With respect only to Licensed Patents (except for Co-Owned Patents for so long as Licensee has exclusive rights to First Generation Exclusive Licensed Products) and with respect to infringing products that fall within the definition of First Generation Exclusive Licensed Products or the Vitrasert Licensed Product for which Licensee has exclusive rights under this Agreement, if Licensor has not taken legal action or been successful in obtaining cessation of the infringement within (a) ninety (90) days from the date of notice by Licensee; (b) thirty (30) days after Licensee notifies Licensor that Licensee would like to move for injunctive relief; or (c) ten (10) days before the expiration of a period of time set by applicable law in which action must be taken with respect to the alleged infringement (e.g., as may be required under the Hatch-Waxman Act and 35 USC Section 271),


   [*] - INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

   Licensee has the right but not the obligation to bring suit against an Infringer at Licensee's own expense. This right of Licensee to bring suit, as well as to continue an existing suit, is also conditioned on all of the following requirements:

      (i) If Licensee owns (or has licensed from a third party and has the right to enforce) any patent(s) that literally reads-on the allegedly infringing device or method (collectively, the "Accused Device") practiced by the Infringer, Licensee will include in the complaint one or more claims alleging infringement of all such other patent(s);

      (ii) Licensee has provided evidence to Licensor that there is a good faith basis to believe that the Accused Device is being prepared for commercialization;

      (iii) Licensee will use reasonable efforts to keep Licensor reasonably and timely informed of the pre-litigation and litigation issues and strategy (including, without limitation, furnishing copies of communications, pleading, and other documents and keeping Licensor informed of settlement efforts and developments), and will use reasonable effort to obtain suggestions and strategy from Licensor, including during pre-trial motions and discovery;

      (iv) In the instance of litigation issues and strategies pertaining to defenses or setting strategy for the scope of claims, Licensee shall incorporate all suggestions and strategy from Licensor as may be deemed appropriate in the reasonable business judgment of Licensor; and

Except for joining the legal actions described in this Section 10.3 as a party at Licensee's request, Licensor shall have no obligation regarding such actions unless required to participate by law or contract, but Licensor will provide reasonable assistance at the request of Licensee as provided in Section 10.5 below. However, Licensor shall have the right to participate in any such actions through its own counsel and at its expense.

No settlement, consent judgment or other voluntary disposition of a suit (collectively, "Settlements") with respect to infringement of any Licensed Patent (except for Co-Owned Patents for so long as Licensee has exclusive rights to First Generation Exclusive Licensed Products) may be entered into without the consent of Licensor, which shall not be unreasonably withheld or delayed, and provided that no such consent shall be required where the impact of the settlement, consent judgment or other voluntary disposition is limited to the Licensed Field for First Generation Exclusive Licensed Product for which Licensee has exclusive rights under this Agreement.

   10.4 UKRF. If neither Party commences actions or proceedings against Infringers or unauthorized users of any Licensed Patent or Know-how that has been licensed from UKRF within the time periods specified above, UKRF shall, at its expense, have the right to initiate and pursue such action and receive all resulting benefits.

   10.5 Expense. If either Party shall initiate or carry on legal proceedings against any Infringer as contemplated hereby, the other Party shall fully cooperate with and supply all assistance reasonably required by the first Party. The first Party shall consult with and keep the other Party informed of the progress of such proceedings, including, without limitation, furnishing copies of communications, pleadings and other documents and keeping the other Party informed of settlement efforts and developments, and the other Party shall be entitled to participate with counsel in such proceedings, but at its own expense.

If Licensee initiates and carries on such proceedings, it may offset [*], including reasonable legal expenses, incurred in regard thereto against any payments owed to Licensor under Article 3 of this Agreement, provided, however, that after the initiation of any such proceedings, no such payment shall be reduced by more than [*].

Any award paid by any third party as a result of such proceedings (whether by way of settlement or otherwise) shall be first applied to reimbursement of the unreimbursed legal fees and expenses incurred by the Parties, pro rata in proportion to such fees and expenses, then to the payment to Licensor of any amounts that were offset against royalty or other payments as provided above, and then the remainder shall be divided by the Parties pro rata in proportion to the fees and expenses incurred by the Parties, after reimbursement by Licensor of Licensee's expenses pursuant to the royalty off-set set forth above, in connection with any action against the Infringer; provided, however, that each Party (regardless of the extent, if any, to which such Party participates in such action) shall be entitled, after reimbursement of any applicable expenses and royalties as provided herein, to no less than [*] of any net recovery.

   10.6 Co-Owned Patents. Notwithstanding anything to the contrary in this
   Section 10.6, Licensee has the sole right, at Licensee's own expense, to bring and control any suits under the Co-Owned Patents against a third party for so long as Licensee has exclusive rights to First Generation Exclusive Licensed Products. Licensor shall have the right to participate in any such suits through its own counsel and at its expense. Licensor shall reasonably assist Licensee, with respect to such suits, at Licensee's request and expense. If required by law, Licensee may join Licensor as a party to any such suit, provided that Licensee shall hold Licensor harmless from, and indemnify Licensor against, any costs, expenses, or liability that Licensor incurs in connection with such suit. To the extent a suit is related to Co-Owned Patents and not any Licensed Patents, Licensor Improvement Patents or Other Technology, Licensee shall have the right to settle any such suit for so long as Licensee has exclusive rights to First Generation Exclusive Licensed Products. Any award paid by any third party as a result of such proceedings (whether by way of settlement or otherwise) (a) shall be first applied to reimbursement of the unreimbursed legal fees and expenses incurred by either Party pro rata in proportion to such fees and expenses, then (b) Licensor shall receive an amount equal to such reasonable approximation of the royalties that Licensee would have paid to Licensor if Licensee had sold the infringing products and services rather than the infringer. Any remaining amounts after reimbursement pursuant to (a) and (b) above shall be solely for the account of Licensee for proceedings under this Section 10.6.


   [*] - INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 11. TERM; TERMINATION:

   11.1 Expiration of Royalty Obligations. Subject to the next sentence, with respect to Non-Exclusive Licensed Products, Licensee's obligation to pay a running royalty shall terminate on a Licensed Product-by-Licensed Product and country-by-country basis, upon the date that the last to expire of any issued and enforceable Licensed Patent or Licensor Improvement Patent which covers the manufacture, use, sale, or importing of such Non-Exclusive Licensed Product in such country expires. At the end of each such term, and on a country by country basis, Licensee shall have a non-exclusive, worldwide, irrevocable, fully paid up license to make, have made, use, offer to sell, sell, have sold (including through distributors), and import such Licensed Products in such country. Subject to the next sentence, with respect to First Generation Exclusive Licensed Products, Licensee's obligation to pay a running royalty shall terminate on a Licensed Product-by-Licensed Product and country-by-country basis, upon the date that is the later of (i) the last to expire of any issued and enforceable Licensed Patent or Licensor Improvement Patent which covers the actual manufacture, use, sale, or importing of such Licensed Product in such country, or (ii) ten (10) years from the last new FDA or other comparable approval with respect to an indication for the applicable Licensed Product in the applicable country but in no event more than twenty (20) years from the date of the first FDA or comparable approval for the first indication with respect to such Licensed Product in such country. At the end of each such term, and on a country by country basis, Licensee shall have an irrevocable, fully paid up license under the Licensed Patents in the Licensed Field to make, have made, use, offer to sell, sell, and import such Licensed Product in such country.

   11.2 Term. This Agreement shall continue for the Term, unless earlier terminated by Licensor or Licensee as provided herein.

   11.3 Termination by Licensor. Licensor shall have the right to terminate this Agreement and the licenses granted hereunder upon the happening of any of the following events:

11.3.1 Failure to Pay. Licensee fails to pay or cause to be paid any royalty or other payment which has become due to Licensor under this Agreement, within thirty (30) days after receiving a written request from Licensor to make such payment or to cause such payment to be made; provided, however, that if any payment is disputed in good faith by Licensee, Licensee may delay paying the disputed portion of such payment by invoking the dispute resolution procedure set forth in Article 22. If the dispute resolution procedure results in a final determination that Licensee owes some or all of such disputed amount, Licensee shall pay such owed amount within thirty
      (30) days of the determination pursuant to Article 22 as provided therein, together with interest thereon from the date such amount was due at one and one-half (1.5) times the prime rate in effect at such determination as announced by Chase Manhattan Bank, N.A. In addition to any other termination rights Licensor may have under this Section, if Licensee fails to pay Licensor such owed amount within thirty (30) days of the final determination as set forth above, Licensor may, subject to the next sentence, terminate this Agreement upon thirty (30) days' written notice to Licensee. Notwithstanding the foregoing, if Licensee's failure to pay or cause to be paid royalties or other payments is limited to royalties or payments for: (a) a First Generation Exclusive Licensed Product, then Licensor's right to terminate pursuant to the provisions of this Section
      11.3.1 shall be limited to termination
      of Licensee's rights to all First Generation Exclusive Licensed Product;
      (b) a Non-Exclusive Licensed Product, then Licensor's right to terminate pursuant to the provisions of this Section 11.3.1 shall be limited to termination of Licensee's rights to all Non-Exclusive Licensed Product; and (c) a Vitrasert Licensed Product, then Licensor's right to terminate pursuant to the provisions of this Section 11.3.1 shall be limited to termination of Licensee's rights to all Vitrasert Licensed Product;

11.3.2 Breach. Licensee has materially breached or materially defaulted under this Agreement as a result of a breach or default of any other provision of this Agreement and has not cured such breach or default within ninety
      (90) days after written notice from Licensor to Licensee specifying the nature of such breach or default in reasonable detail; provided, however, that if Licensee has invoked the dispute resolution procedure set forth in
      Article 22, this Agreement may not be terminated except in accordance with such Article; and further provided that if Licensee's material breach or default is limited to a material breach or default relating to: (a) First Generation Exclusive Licensed Product, then Licensor's right to terminate pursuant to the provisions of this Section 11.3.2 shall be limited to termination of (i) the specific First Generation Exclusive Licensed Product for which the breach or default occurred; or (ii) with respect to any further material breach or default thereafter, Licensee's rights to all First Generation Exclusive Licensed Product; (b) Non-Exclusive Licensed Product, then Licensor's right to terminate pursuant to the provisions of this Section 11.3.2 shall be limited to termination of (i) the specific Non- Exclusive Licensed Product for which the breach or default occurred; or (ii) with respect to any further material breach or default thereafter, Licensee's rights to all Non-Exclusive Licensed Product; and (c) Vitrasert Licensed Product, then Licensor's right to terminate pursuant to the provisions of this Section 11.3.2 shall be limited to termination of Licensee's rights to all Vitrasert Licensed Product; or

11.3.3 Bankruptcy. The filing of a bankruptcy petition by or against the Licensee, the entry by Licensee into a trust deed, creditor's arrangement or comparable proceeding, or the appointment of a receiver for substantially all of the assets or business of Licensee that is not dismissed within ninety (90) days from the date of such filing or appointment.

   11.4 Termination by Licensee. Licensee shall have the right to terminate this Agreement and the licenses granted hereunder upon the happening of any of the following events:

11.4.1 Without Cause. Licensee may terminate this Agreement at any time without cause in its entirety or with respect to a Vitrasert Licensed Product or a Non-Exclusive Licensed Product on ninety (90) days' written notice to Licensor. Upon termination of this Agreement in its entirety, Licensee shall remain liable for all Milestone Payments, royalty payments, and other payments under this Agreement falling due before the end of the first ninety (90) days after Licensor's receipt of the notice of termination without cause. Thereafter, for an additional ninety (90) days (for a total of one hundred eighty (180) days after Licensor's receipt of the notice of termination), Licensee shall continue to be liable for all payments, including, but not limited to, royalty payments, due under the Agreement, excluding Milestone Payments. Upon termination of this Agreement with respect to a Vitrasert Licensed Product or a Non-Exclusive Licensed Product, Licensee shall remain liable for all payments then due with respect to such Licensed

      Product(s), and thereafter Licensee shall have the right for one hundred eighty (180) days to sell off any inventory of such Licensed Product(s), and shall remain liable for the royalties due, if any, with respect to such sales.

11.4.2 Breach. Licensee may terminate this Agreement if Licensor has materially breached or defaulted under any provision of this Agreement and has not cured such breach or default within ninety (90) days after written notice from Licensee to Licensor specifying the nature of such breach or default in reasonable detail; provided, however, that if Licensor has invoked the dispute resolution procedure set forth in Article 22, this Agreement may not be terminated except in accordance with such Article.

      11.5 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by one Party to the other are, for all purposes of Section 365(n) of Title 11 of the United States Code ("Title 11"), licenses of rights to "intellectual property" as defined in Title 11. During the term of this Agreement each Party shall create and maintain current copies to the extent practicable of all such intellectual property. If a bankruptcy proceeding is commenced by or against one Party under Title 11, the other Party shall be entitled to a copy of any and all such intellectual property and all embodiments of such intellectual property, and the same, if not in the possession of such other Party, shall be promptly delivered to it (a) upon such Party's written request following the commencement of such bankruptcy proceeding, unless the Party subject to such bankruptcy proceeding, or its trustee or receiver, elects within thirty (30) days to continue to perform all of its obligations under this Agreement, or (b) if not delivered as provided under clause (a) above, upon such other Party's request following the rejection of this Agreement by or on behalf of the Party subject to such bankruptcy proceeding. If Licensee has taken possession of all applicable embodiments of the intellectual property of Licensor pursuant to this Section 10.5 and the trustee in bankruptcy of Licensor does not reject this Agreement, Licensee shall return such embodiments upon request. If Licensor seeks or involuntarily is placed under Title 11 and the trustee rejects this Agreement as contemplated under 11 U.S.C. 365(n)(1), Licensee hereby elects, pursuant to Section 365(n) to retain all rights granted to Licensee under this Agreement to the extent permitted by law.

      11.6 Effect of Termination. Upon termination of this Agreement for any reason, nothing herein shall be construed to release either Party from any obligation that matured prior to the effective date of such termination. The provisions of the following Sections shall survive termination of this Agreement for any reason: Article 1, Sections 2.4, 2.7, 2.8 (except as set forth therein), 2.9, 2.10, 3.5, 3.7, 7.2, 7.3, 8.1, 8.2, 8.3 (except where termination of this Agreement is pursuant to Section 11.4.2 for Licensor's breach of Sections 8.3), Sections 11.1, 11.3, 11.4, 11.5, 11.6, 11.7,
      Articles 12, 14, 15, 16, 17, 21, 22, 23, 24, 25, 26, 27, 28, 30, 31, 32,
      34, 35 and 36. Licensee and any Sublicensee may, after a termination, sell all Licensed Products which are in inventory at the time of termination and complete and sell Licensed Products which Licensee can clearly demonstrate were in the process of manufacture at the time of such termination, provided that Licensee shall pay to Licensor any royalties or other payments due on the sale of such Licensed Products and shall submit reports, in accordance with this Agreement.

      11.7 Grant Back. Except under the circumstances described in the last sentence of this Section, solely for the purpose of enabling Licensor and its licensees to continue the development and commercialization of First Generation Exclusive Licensed Products to which Licensee no longer has rights, Licensee shall grant to Licensor a fully paid-up, irrevocable, non-exclusive, worldwide license, with the right to grant sublicenses under the Licensee Patents (as defined below), if any, to make, have made, use, sell, and import any First Generation Exclusive Licensed Product that is at the time being commercialized (other than a Third Party Licensed Product) and for no other purpose. For purposes of the foregoing, "Licensee Patent" means any Patent Right existing at the time of termination of this Agreement which would block Licensor from practicing any Patent Right included in the Licensed Patents. Licensor shall not be entitled to any grant back under this Section if this Agreement is terminated by Licensee under Section
   11.4.2 or 11.5 or if Licensee's obligation to pay royalties has expired pursuant to Section 11.1.

ARTICLE 12. OWNERSHIP OF CLINICAL IP:

   12.1 Clinical IP Outside Licensees License Rights. Subject to any rights or restrictions imposed by applicable third parties, and to protections for Confidential Information herein, Licensee shall provide Licensor with a Right of Access to Clinical IP, provided that Licensor shall not use such Clinical IP for a Licensed Product in the Licensed Field so long as Licensee has a license for such Licensed Product under this Agreement.

   12.2 Clinical IP-Cooperation. Licensee shall use commercially reasonable efforts, and shall reasonably cooperate with Licensor, to provide Licensor with such waivers, irrevocable cross reference letters, assignments, and/or other reasonable documentation as may be necessary or useful for Licensor's full exercise of any Right of Access to Clinical IP granted by Licensee to Licensor pursuant to this Article 12.

ARTICLE 13. UNIVERSITY OF KENTUCKY RESEARCH FOUNDATION LICENSES:

Licensor shall maintain the UKRF Licenses in full force and effect, including (without limitation) making all royalty payments. Licensor shall not, after the Amendment Date, amend or modify the UKRF Licenses without Licensee's prior written consent, which consent shall not be unreasonably withheld or delayed, provided, however, that after providing prior written notice to Licensee, Licensor may amend or modify the UKRF Licenses without Licensee's prior written consent so long as such amendment would not have an adverse impact on Licensee's rights or increase the cost to Licensee of exercising such rights. Notwithstanding the foregoing, if UKRF delivers a notice of nonpayment of royalties or of any other breach of any of the UKRF Licenses to Licensor, Licensor shall immediately notify Licensee and Licensee shall have the right to make such payments directly to UKRF or otherwise to cure such breach. In addition, Licensor shall inform UKRF of the existence of this Agreement and request UKRF to send a copy of all default notices to Licensee simultaneously with any notice of default to Licensor and to permit Licensee to assume, upon receipt of written notice from Licensee to UKRF, Licensor's obligations under the UKRF License(s) to which such default notice applies. Licensee shall have the right to offset the payments made to UKRF and the cost of curing any default under any of the UKRF Licenses against future royalties or other payments due Licensor under this Agreement as provided in Article 19.

ARTICLE 14. INDEMNIFICATION:

   14.1 Indemnification of Licensee. Subject to Sections 14.2 and 14.3, Licensor shall indemnify, defend and hold Licensee and each of its officers, directors, employees, agents and consultants (each a "Licensee Indemnitee") harmless from and against all third party costs, claims, suits, expenses (including reasonable attorneys' fees and expenses, whether incurred as a result of a third party claim or a claim to enforce this provision), damages, and, solely with respect to the Vitrasert Licensed Product, any amounts paid by Licensee to a third party pursuant to any agreement between Licensee and the third party for the manufacture, distribution, promotion, or sale of the Vitrasert Licensed Product (a "Vitrasert Third Party Loss") (collectively, including a Vitrasert Third Party Loss, "Losses") to the extent arising out of or resulting from (i) any material breach or failure by Licensor in the performance or non-performance of its obligations or covenants under this Agreement; (ii) any breach by Licensor of any representation or warranty hereunder; (iii) the manufacture, marketing, possession, use, sale or other disposition by Licensor or any of its sublicensees other than Licensee or any Sublicensee of any Licensed Product (except to the extent where such Losses arise or result from any negligence of Licensee (or any contract manufacturer of Licensee) in the manufacture of any such Licensed Product or the failure of Licensee (or any contract manufacturer of Licensee) to manufacture such Licensed Product in accordance with GMPs); (iv) FDA enforcement actions, inspections, product recalls or market withdrawals relating to a Licensed Product to the extent arising out of or resulting from Licensor's marketing, possession, use, sale or other disposition of the Licensed Product; and (v) any material breach or failure by Licensor in the performance of any Clinical Agreement or Trial Agreement except for (a) the payment obligations expressly assumed by Licensee pursuant to Article 36, and (b) breaches of a Clinical Agreement or Trial Agreement to the extent resulting from a delay by Licensee in providing notice of termination or assignment and assumption to third parties pursuant to
   Article 36. Notwithstanding the foregoing or anything else in the Agreement to the contrary, Licensee's remedies under this Section 14.1 or any other provision of this Agreement, including without limitation
   Section 2.11, for any Vitrasert Third Party Loss and for Frustration Claims pursuant to Section 2.11 herein, shall be limited to, in the aggregate, and satisfied solely out of, the amount of royalties for Vitrasert Licensed Products received by Licensor after the date of Licensor's receipt of written notice from Licensee of such Frustration Claim or Vitrasert Third Party Loss specifying the nature and amount of the claim or loss in reasonable detail.

   14.2 Indemnification of Licensor. Subject to Sections 14.1 and 14.2, Licensee shall indemnify, defend and hold Licensor and each of its officers, directors, employees, agents and consultants (each a "Licensor Indemnitee") harmless from and against all Losses to the extent arising out of or resulting from (i) any material breach or failure by Licensee in the performance or non-performance of its obligations or covenants under this Agreement; (ii) any breach by Licensee of any representation or warranty hereunder; (iii) the manufacture, marketing, possession, use, sale or other disposition of any Licensed Product by Licensee or any Sublicensee (except to the extent where such Losses arise or result from any negligence of Licensor (or any contract manufacturer of Licensor) in the manufacture of any such Licensed Product or the failure of Licensor (or any contract manufacturer of Licensor) to manufacture the Licensed Product in accordance with GMPs); and (iv) FDA enforcement actions, inspections, product recalls or market withdrawals relating to a Licensed Product to the extent arising out of or resulting from Licensee's marketing, possession, use, sale or other disposition of the Licensed Product or the failure of Licensee (or any contract manufacturer of Licensee) to manufacture the Licensed Product in accordance with GMPs or the specifications for the Licensed Product.

   14.3 Limitation of Liability. Except where a Party commits a willful, intentional breach of any material provision of this Agreement, no breaching Party shall be responsible or liable under any provision of this Agreement or under any contract, theory of negligence or strict liability, or under any other legal or equitable theory for any resulting indirect, special, incidental, consequential, punitive, or exemplary damages of the other Party, including (without limitation) damages such as lost revenues or profits and damage to goodwill or reputation. Nothing in this Section shall relieve any Party of any obligation with respect to any third party claim.

   14.4 Procedure for Indemnification. If an event occurs which a Party believes requires indemnification (Indemnification Event"), the Party seeking indemnification ("Indemnified Party") shall give prompt written notice to the other Party ("Indemnifying Party") providing reasonable details of the nature of the event and the basis of the indemnity claim. The Indemnifying Party shall then have the right, at its expense and with counsel of its choice, to defend, contest, or otherwise protect against any such action. The Indemnified Party shall also have the right, but not the obligation, to participate at its own expense in the defense with counsel of its choice. The Indemnified Party shall cooperate as requested by the Indemnifying Party to assist it in defending or contesting any such action. If the Indemnified Party fails to promptly notify the Indemnified Party of the occurrence of an Indemnification Event, to the extent, but only to the extent, that such failure results in a material adverse effect on the Indemnifying Party, the Indemnified Party shall not be entitled to indemnification with respect to such Indemnification Event. If the Indemnifying Party fails within thirty (30) days after receipt of such notice: (a) to notify the Indemnified Party of its intent to defend, or
   (b) to defend, contest, or otherwise protect against such suit, action, investigation, claim or proceeding, or fails to diligently continue to provide such defense after undertaking to do so, the Indemnified Party shall have the right, upon ten (10) days' prior written notice to the Indemnifying Party, to defend, settle and satisfy any such suit, action, claim, investigation or proceeding and recover the costs of the same from the Indemnifying Party.

   14.5 Insurance. To the extent required by the UKRF Licenses, Licensee will maintain product liability insurance, with an endorsement naming UKRF, the University of Kentucky, its Board of Trustees, agents, officers, and employees as additional insureds covering liabilities for the production, manufacture and/or sale of the Licensed Product by Licensee or any Sublicensee. The policy of insurance shall contain a provision of non-cancellation except upon the provision of thirty (30) days' notice to the University of Kentucky. Policy limits shall be not less than $1,000,000 per occurrence.

ARTICLE 15. TRADEMARKS:

Licensee shall own the logos, trade names, copyrights, trademarks, and other commercial symbols ("Marks") developed or used in connection with any and all Licensed Products. During and after the term of this Agreement, Licensor shall not directly or indirectly contest the ownership, validity or originality of the Marks for the Licensed Products, the Third Party Licensed Products, and the goodwill represented by any of the foregoing Marks. Licensor will not use any name or other symbol confusingly similar to or, in the reasonable judgment of Licensee, suggestive of any of the foregoing Marks. If Licensor learns of any unauthorized use of any such Marks it shall promptly inform Licensee in writing.

ARTICLE 16. REPRESENTATIONS AND WARRANTIES:

   16.1 Representations and Warranties of Both Parties. As of the Amendment Date, each Party hereby represents and warrants to the other Party that:

      (i) It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

      (ii) It has all requisite corporate power and authority and is free to enter into this Agreement and to perform its obligations hereunder without the need for any other action or consent;

      (iii) It has taken all corporate and other action to authorize the execution and delivery of this Agreement, any other documents executed and delivered in connection herewith and the performance of its obligations hereunder and thereunder, all of which shall be valid, binding and enforceable in accordance with its or their terms;

      (iv) The execution, delivery, and performance of this Agreement (a) will not violate or require it to obtain any consent or approval, to make any filing or to provide any notice, or (b) will not conflict with or result in a breach of any agreement or other instrument to which it is a party or by which it is bound;

      (v) It is not a party to any agreement with any third party which is in conflict with the rights granted to the other pursuant to this Agreement, including, without limitation, with respect to the Licensed Patents; and

      (vi) Except as described in Exhibit 16.1(vi), there is no litigation, proceeding, or governmental investigation to which it is a party pending or threatened against it, or, to its knowledge, against any third party, as to which there is a likelihood of an outcome(s) that would, individually or in the aggregate, reasonably be expected to delay or otherwise materially impair its ability to perform its obligations contemplated by this Agreement.

16.2 Representations and Warranties of Licensor. Licensor hereby represents and warrants to Licensee as of the Amendment Date that:

      (i) The UKRF Licenses set forth in Exhibit 1.47 are the only UKRF Licenses, all of which are in full force and effect and have not been amended or modified without Licensee's written consent; Licensor has complied with all provisions of the UKRF Licenses; Licensor owes no royalty or other payment to UKRF or any affiliate of UKRF under the UKRF Licenses and there does not exist any event of default with respect to Licensor under any of the UKRF Licenses which, after notice or lapse of time or both, would constitute an event of default with respect to Licensor;

      (ii) Licensor has all rights and consents necessary to grant the rights and licenses granted to Licensee under this Agreement;

      (iii) Except for the Co-Owned Patents, and as described in Exhibit 16.2(iii), Licensor warrants that it owns the entire right, title, interest in and to the Licensed Patents and that the entire interest is not encumbered in any manner;

      (iv) Licensor has made written request of all patent counsel engaged by Licensor for all opinions of counsel, clearances, studies, licenses, and agreements relating to Licensed Products, and has provided Licensee with all information relating to Licensed Products received by Licensor as of the Amendment Date in response to such requests and further, has provided Licensor all other formal written opinions of counsel, licenses, and agreements relating to First Generation Exclusive Licensed Products;

      (v) The Persons who are listed on Exhibit 16.2(v) are all of the officers, employees, and consultants of Licensor as of the Amendment Date. Except as set forth in Exhibit 16.2(v), each of such Persons has signed a confidentiality and invention disclosure and assignment agreement (a) which requires such individual to observe confidentiality restrictions at least as strict as those between the Parties, and (b) which results in Licensor having unrestricted ownership of any intellectual property created by such individual during his or her employment or engagement by Licensor, including (without limitation) all intellectual property created or developed by such individual before the date of this Agreement during such employment or engagement; and

      (vi) Licensor has not received any written communication from a third party that a Licensed Product may or actually does infringe or otherwise violate any intellectual property right of such third party. Licensor's officers as of the Amendment Date have not received any oral communication from a third party that a Licensed Product may or actually does infringe or otherwise violate any intellectual property right of such third party.

As used in this Agreement, (i) "to Licensor's knowledge" (or any equivalent term) means to the best actual knowledge, as of the date of this Agreement, of Licensor and its officers after diligent investigation, without commissioning special searches or studies, and (ii) "to Licensee's knowledge" (or any equivalent term) means to the best actual knowledge, as of the date of this Agreement, of Licensee and its officers after diligent investigation, without commissioning special searches or studies.

ARTICLE 17. WARRANTY DISCLAIMER:

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND HEREBY DISCLAIMS, ANY EXPRESS OR IMPLIED WARRANTY INCLUDING, WITHOUT LIMITATION, ANY IMPLIED

WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR
NON-INFRINGEMENT WITH RESPECT TO ANY OF THE RIGHTS OR INTERESTS GRANTED HEREUNDER, INCLUDING WITHOUT LIMITATION THOSE WITH RESPECT TO THE LICENSED PATENTS OR LICENSOR IMPROVEMENT PATENTS OR KNOW-HOW OR ANY LICENSED PRODUCT.

ARTICLE 18. OPERATIONS IN COMPLIANCE WITH LAW:

Up to the date of this Agreement, each Party has complied, and in exercising the rights granted to each Party by this Agreement, each Party shall comply, in all material respects with all applicable laws, including, without limitation, the requirements of 35 U.S.C. Section 200 et seq. and all regulations promulgated thereunder, as amended, and any similar or successor statutory regulations (collectively, the "Federal Patent Policy"). To the extent that any Licensed Patent or Licensor Improvement Patent claims an invention subject to Federal Patent Policy, the license granted to Licensee hereunder with respect to such Licensed Patent or Licensor Improvement Patent may be subject to any royalty-free, non-exclusive license granted to the United States Government pursuant to 35 U.S.C. Section 204(c)(4).

ARTICLE 19. INFRINGEMENT OF THIRD PARTY'S PATENTS:

Licensee shall promptly send Licensor a copy of any notice or communication from a third party alleging that Licensee's exercise of its rights under this Agreement infringe or otherwise violate such third party's intellectual property rights ("Notice"). Licensor shall have the first right, but shall not be obligated, to respond to the Notice. If Licensor does not elect to respond, Licensor shall promptly inform Licensee and Licensee may respond to the Notice. If Licensee defends such proceedings, it may offset [*], including reasonable legal expenses, incurred in regard thereto against any payments owed to Licensor under Article 3, provided, however, that no such payment shall be reduced by more than [*] by any such offset [*]. Licensee shall continue to perform its reporting obligations under Article 7 and otherwise continue to perform its obligations hereunder.

Licensee shall not settle any infringement, misappropriation, or other claim subject to this Article 19 without the consent of Licensor.

If any Licensed Product is covered by an issued patent or other intellectual property right held by one or more third parties and it becomes necessary for Licensee to obtain a license from such third party or parties under such patent, and/or other intellectual property right and accordingly to pay royalties to such third party(ies) with respect to any Net Sale of any Licensed Product, then Licensee may reduce any royalty otherwise due Licensor by [*] of the amount of royalty payment due to such third party, but in no event to less than [*] of the royalty which may then be due to Licensor. In addition, if Licensee is required to pay any an upfront or similar fee to any third party(ies), Licensor shall share in the payment of any such consideration which involves more than a running royalty as follows. If, for example, Licensee is required to pay an upfront fee of $1 Million to a third party, the royalty payments then due Licensor shall be reduced by [*] until [*] of the upfront fee [*] has been recouped by Licensee.


[*] - INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

If Licensee is required to pay any damages (i.e., something other than prospective royalties and upfront or similar fees ) to the third party, Licensee shall be responsible for the payment of any such damages to the third party and shall be permitted to recoup one-half (1/2) of such payment from Licensor as follows: If, for example, Licensee is required to pay damages of $1 Million to the third party, Licensor's royalty payments otherwise due under this Agreement shall be reduced by [*] until [*] of the damages [*] have been recouped by Licensee.

Except as set forth below, any reduction of royalties due to Licensor as a result of a recoupment of running royalties, upfront fees, and damages in the aggregate arising out of a third party claim of infringement or violation of intellectual property rights under this Section shall not reduce any single royalty payment otherwise due Licensor hereunder by more than [*].

Licensor shall provide Licensee with a copy of any notice of default or breach received by Licensor which relates in any way to the UKRF Rights within five (5) business days of receipt of such notice. If Licensor fails to make any payment before any applicable cure period has expired, Licensee may make such payment in Licensor's name and on Licensor's behalf before such cure period expires, and Licensee may fully recover any payment made by Licensee under this paragraph at the applicable rate described in the next paragraph. Licensor's remedy for recovering payments made by Licensee to any third party pursuant to this paragraph shall be limited to recovery from such third party and not Licensee.

Except as set forth below, where Licensee seeks recoupment for payment(s) made to UKRF as a result of Licensor's failure to make any payment to UKRF, Licensee shall be permitted to recoup [*] of such payment to UKRF against [*] percent of the royalty then due to Licensor as follows ("[*] Recoupment Rate"): Licensee may reduce any royalty payment otherwise due to Licensor hereunder by [*] of such royalty payment less any royalties payable by Licensor to UKRF ("Net Royalty Amount"). [*]. The [*] Recoupment Rate shall not apply where Licensee seeks recoupment for payment(s) made to UKRF where Licensor's decision not to make any payment to UKRF (i) was made on the basis of a written opinion of reputable outside patent counsel; (ii) the opinion and any other relevant information was fully disclosed to Licensee within a reasonable time prior to Licensor's decision not to pay; and (iii) where, following such disclosure, Licensee failed to require Licensor to make the payment in accordance with the provisions of the previous paragraph on the basis of the written opinion of counsel as provided therein. In such case Licensee shall be permitted to recoup [*] of Licensee's payment to UKRF by reducing any royalty payment otherwise due to Licensor hereunder by [*].


[*] - INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 20. FORCE MAJEURE:

Neither Party shall be liable for any failure to perform arising out of causes beyond the control and without the fault or negligence of such Party. Such causes include, but are not limited to, acts of God; acts of the public enemy; acts of terrorism, natural disasters such as fire or flood or unusually severe weather; quarantine restrictions; strikes; and freight embargoes.

ARTICLE 21. CHOICE OF LAW/FORUM:

Any legal or other action hereunder shall be brought in the State and federal courts nearest the principal place of business of the defendant in any such action, and this Agreement shall be construed and interpreted and its performance shall be governed by the substantive laws of the State where such courts are located, i.e., New York, if Licensee is the defendant, and Massachusetts, if Licensor is the defendant, without regard to the state's conflict of laws principles. The Parties consent to the exclusive personal jurisdiction and venue of such courts in the event of such action. In construing this Agreement, neither Party shall have been deemed to have drafted this Agreement, and no court or arbitrator will construe or interpret this Agreement in favor of a Party based on the presumption that it did not draft the term or clause at issue, it being agreed that each Party has ably represented itself and has been ably represented by counsel.

ARTICLE 22. DISPUTE RESOLUTION:

If there is any dispute arising out of or relating to this Agreement or a Party's performance or failure to perform hereunder, such dispute shall, at the written request of either Party be submitted to the top executive officer of each Party, or another executive officer of a Party designated by the top executive officer as his or her representative for such purpose. The initial Representatives are the General Manager, North American Pharmaceuticals, for Licensee, and the President of Licensor. The Representatives shall meet as soon as reasonably practicable to consider the matter and each shall each use reasonable commercial efforts to effect a resolution. If the Representatives are able to resolve the dispute, the resolution shall be set forth in a written instrument signed by each of them.

If the Representatives are not able to resolve the dispute within thirty (30) days of their first meeting or within such extended period they agree upon, they shall proceed to non-binding arbitration by a skilled mediator familiar with the commercial and manufacturing processes of the pharmaceutical industry and pursuant to the rules of an organization specializing in alternatives to disputes, such as the CPR Institute for Dispute Resolution, End Dispute, or the AAA. If the Parties cannot agree upon a single mediator within the next 30 days, they shall each select a mediator and the two selected shall select the sole mediator. If a Party does not select a mediator, the mediator selected by the other Party shall be the sole mediator. The selected mediator shall use his best efforts to make a nonbinding decision on the merits of the case within sixty
(60) days, and the Parties shall use their best reasonable commercial efforts to cooperate with the mediator. The mediator need not give reasons for his decision.

If the Parties are not able to resolve their dispute through mediation, such dispute may, if they agree, be submitted to binding arbitration pursuant to the expedited procedures and in accordance with the Patent Licensing Rules of the AAA. The arbitrator shall be mutually selected by the Parties or, if they cannot agree, each Party shall designate one arbitrator to represent it in the selection process and the two arbitrators shall appoint a third arbitrator who shall arbitrate such dispute or difference. Such selection process shall be completed within sixty (60) days from the end of the period during which they attempted to resolve the dispute through the mediation process. The disputed matter shall be arbitrated at such location as the Parties shall mutually designate or, if they are not able to agree on such location, at a location selected by the arbitrator. The selected arbitrator shall, if reasonably possible, be one who is familiar with the commercial and manufacturing practices of the pharmaceutical industry.

The arbitrator's award shall be final and binding on the Parties and enforceable by either Party in any court of competent jurisdiction. The fees and expenses of the arbitrator shall be shared equally by the Parties.

ARTICLE 23. NOTICES:

Any notice, request, instruction or other communication required or permitted to be given under this Agreement shall be in writing and shall be given by sending such notice properly addressed to the other Party's address shown below (or any other address as either Party may indicate by notice in writing to the other from time to time as required by this Article): (i) by hand or by prepaid registered or certified mail, return receipt requested, (ii) by a nationally recognized overnight courier service, or (iii) via facsimile (provided such facsimile is sent by a machine which acknowledges receipt of the transmission) at the following addresses:

If to Licensor:

                  Control Delivery Systems
                  400 Pleasant Street
                  Watertown, MA 02472
                  Attn: Paul Ashton, Ph.D., President
                  Facsimile Number:  617-926-2313

With a copy to:

                  Control Delivery Systems
                  400 Pleasant Street
                  Watertown, MA  02472
                  Attn: Lori Freedman, General Counsel
                  Facsimile Number: (617) 926-5050
and to:

                  Ropes & Gray
                  One International Place
                  Boston, MA  02110
                  Attn: Mary E. Weber
                  Facsimile Number: (617) 951-7050

If to Licensee:

                  Bausch & Lomb Incorporated
                  1400 N. Goodman Street
                  Rochester, NY 14609
                  Attn: Gary Phillips, M.D.
                        Corporate Vice President, Global Pharmaceutical and Vitreoretinal
                  Facsimile Number: (585) 338-0811

With a copy to:

                  Bausch & Lomb Pharmaceuticals, Inc.
                  One Bausch & Lomb Place
                  Rochester, NY 14604
                  Attn: Robert B. Stiles
                        Senior Vice President and General Counsel
                  Facsimile Number: (585) 338-8706

Any notice, if mailed properly addressed, postage prepaid, shall be deemed made
(i) three (3) days after the date of mailing as indicated on the certified or registered mail receipt, (ii) on the next business day if sent by overnight courier service, or (iii) on the date of delivery if hand delivered or the date of transmission if sent by facsimile transmission.

ARTICLE 24. MERGER CLAUSE:

This Agreement contains the entire understanding between the Parties and supersedes all proposals, oral and written, all negotiations, conversations or discussions between or among the Parties relating to the subject matter of this Agreement and restates the 1999 Agreement and the Vitrasert Agreement, both as amended, in their entirety.

ARTICLE 25. INTEGRATION CLAUSE:

No amendment or modification to this Agreement shall be valid or binding upon the Parties unless made in writing and executed by authorized representatives of both Parties.

ARTICLE 26. SEVERABILITY CLAUSE:

Any terms or provision of this Agreement which is found to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity of enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

ARTICLE 27. NO WAIVER:

The failure of either Party to terminate, seek redress for a breach of, or to insist on strict performance of any term, covenant, condition, or provision contained in this Agreement shall not act as a waiver of rights or of the right to require future compliance and the term, covenant or provision in question shall remain in full force and effect.

ARTICLE 28. TRANSFERABILITY OF RIGHTS AND OBLIGATIONS:

This License and Agreement shall inure to the benefit of and be binding upon the successors, assigns, or other legal representatives of the Parties. Notwithstanding the foregoing, neither Party may assign, delegate, or subcontract its right and obligations hereunder without the prior written consent of the other Party, which shall not be unreasonably withheld, except that (i) no consent to assignment shall be necessary in the case of any transfer by Licensee of substantially all of the assets or stock of Licensee's proprietary (branded and/or generic) ophthalmic pharmaceutical business, (ii) no consent shall be necessary in the case of any Sublicense pursuant to Section 2.1.1, and (iii) no consent to assignment shall be necessary in the case of any transfer by Licensor of substantially all of the assets or stock of Licensor's ophthalmics business. In addition, if Licensor directly or indirectly delegates or transfers any rights or obligations under this Agreement, it shall be a condition of such delegation or transfer that its obligations under Sections 2.3 and 2.4 are expressly assumed by, and become binding upon, such delegatee or transferee.

ARTICLE 29. PATENT MARKING:

Licensee shall mark all Licensed Products sold or otherwise disposed of by it in the United States under the license granted in this Agreement with the word "Patent" and the number of the Licensed Patent. All License Products shipped of sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country to which such products are shipped or in which such products are sold.

ARTICLE 30. INTENTIONALLY OMITTED

ARTICLE 31. INDEPENDENT CONTRACTORS:

Licensor and Licensee are not partners, joint venturers or agents of one another and shall at all times act as independent contractors without the right or authority to bind each other with respect to any agreement, representation, or warranty made with or to any third party. Except as otherwise stated herein, Licensor and Licensee each shall be responsible for all costs, expenses, and taxes, arising from the conduct of its own business.

ARTICLE 32. CONFIDENTIALITY:

   32.1 Confidentiality. Notwithstanding any other provision herein, during the term of this Agreement and for a period of ten (10) years from termination of this Agreement, each Party ("Receiver") will hold in confidence, will not disclose to others (except those Affiliates, attorneys, accountants, stockholders, investment bankers, advisers or other consultants who are bound by an obligation of confidentiality), and will not use for any purpose not contemplated by this Agreement, any technical or business information (including the terms and conditions of this Agreement) Receiver obtains from the other Party ("Discloser") in connection with this Agreement (collectively, the "Confidential Information") provided that the Receiver may disclose Confidential Information: (a) as otherwise expressly provided in this Agreement, (b) as required by applicable law or any listing agreement with, or the rules and regulations of, any applicable securities exchange or the National Association of Securities Dealers, (c) necessary to secure any required consents under this Agreement as to which the other Party has been advised, (d) consented to in writing by the furnishing Party, (e) in confidence, to accountants, banks, and financing sources and their advisers, or (f) in confidence, to the other party (and their Affiliates, attorneys, accountants, stockholders, investment bankers, advisers or other consultants who are bound by an obligation of confidentiality) in a merger, acquisition or license or proposed merger, acquisition or license, or the like, and further provided that with respect to disclosures of the terms and conditions of this Agreement made pursuant to the filing of this Agreement as an exhibit to a document filed with the SEC, the filing Party shall use commercially reasonable efforts to obtain confidential treatment under the Securities Act of 1933 or the Securities Exchange Act of 1934 of those portions of this Agreement identified to the filing Party in writing by the other Party in advance of the filing (the filing party shall provide the other Party with reasonable advance notice of the filing to permit the other Party to make the confidentiality request described above). Except as otherwise set forth above, Receiver shall make Discloser's Confidential Information available to persons within Receiver's organization only on a "need to know" basis, and Receiver shall inform all persons to whom such Confidential Information is made available of the confidential nature of the Confidential Information and the restrictions comprised hereunder and shall require such persons to keep the Confidential Information confidential as provided in this Section. However, this confidentiality obligation shall not extend to any portion of the Confidential Information which: (i) is known to Receiver as documented by its written records at the time of disclosure; or (ii) is or becomes public or generally available to the public through publication or otherwise but through no fault of Receiver; or (iii) corresponds in substance to information furnished to Receiver on a nonconfidential basis by a third party having a bona fide right to do so and not having any confidential obligation, direct or indirect, to Discloser with respect to the same; or (iv) corresponds to information furnished by Discloser to any third party on a nonconfidential basis except in limited consumer testing; or (v) Receiver can demonstrate was developed by Receiver independently of the disclosure of the Confidential Information by Discloser; or (vi) is disclosed by Receiver pursuant to a legal requirement, provided Receiver has complied with the provisions set forth in Section 32.2 below.

   32.2 External Disclosure. If Receiver becomes legally required to disclose any of Discloser's Confidential Information, Receiver shall notify Discloser promptly of such requirement so that Discloser may seek a protective order or other appropriate remedy concerning such disclosure. Receiver will consult with Discloser, if requested to do so, regarding the nature and extent of the required disclosure and will cooperate to limit such disclosure to the extent practical. Unless specifically requested otherwise by Control Delivery Systems Inc., Bausch & Lomb Incorporated will direct all communications it receives from potential or existing investors in Control Delivery Systems, Inc. to Steve McCluski (Senior Vice President and Chief Financial Officer), Robert Bailey (Vice President, Assistant General Counsel and Assistant Secretary), or Gary Phillips (Corporate Vice President, Global Pharmaceutical and Vitreoretinal) (or their respective successors).

ARTICLE 33. RELINQUISHMENT:

   33.1 UKRF Letter Agreement. The Licensee hereby relinquishes, agrees to relinquish and shall not exercise, any and all rights or causes of actions Licensee has, now, in the past, or in the future, pursuant to the Letter Agreement dated June 9, 1999, as between UKRF, Licensor and Licensee (the "UKRF Letter Agreement"). Licensee hereby agrees that the relinquishment of its rights under the UKRF Letter Agreement shall be fully evidenced by this Amendment without the need for further documentation of such relinquishment, and supercedes any prior negotiations, understandings, agreements, instruments and representations with respect to the UKRF Letter Agreement.

   33.2 Covenant Not to Compete. The Licensee hereby relinquishes, agrees to relinquish and shall not exercise, any and all rights or causes of actions Licensee has, now, in the past, or in the future, pursuant to the Covenant Not to Compete dated June 9, 1999, as between Licensee and Paul Ashton, Ph.D. (the "Covenant Not to Compete"). Licensee hereby agrees that waiver of its rights under the Covenant Not to Compete shall be fully evidenced by this Amendment, and supersedes any prior negotiations, understandings, agreements, instruments and representations with respect to the Covenant Not to Compete.

ARTICLE 34. NO LIMIT TO REMEDIES:

Subject to the terms of this Agreement, the existence or choice of any one remedy available to a Party shall not limit or otherwise restrict a Party from choosing any remedy available, it being understood that a Party's remedies are cumulative.

ARTICLE 35. COUNTERPARTS:

This Agreement may be executed in counterparts, each of which shall be enforceable against the Party actually executing such counterpart, and which together shall constitute one instrument.

ARTICLE 36. TRANSITION OBLIGATIONS:

   36.1 Clinical/Trial Agreements. The Parties wish to reflect the transfer to Licensee of pre-clinical, clinical, manufacturing and regulatory activities which were being performed by Licensor and/or Licensee with respect to current clinical trials relating to DME, Uveitis and ARMD (the "Clinical Activities"). As agreed upon by the Parties, prior to Licensor's withdrawal of its IND covering such Clinical Activities, Licensee has provided: (a) notice of assignment and assumption to third parties under the third party contracts related to the Clinical Activities listed on
   Exhibit 36.1A (the "Clinical Agreements"); and (b) a notice of termination (as executed by Licensor) to third parties under third party clinical trial agreements listed on Exhibit 36.1B ("Trial Agreements"). Consequently, Licensor hereby transfers and assigns to Licensee, and Licensee hereby assumes, (i) all Clinical Agreements; (ii) all outstanding bills for Clinical Activities provided by Licensor to Licensee as of June 18, 2003; (iii) all payment obligations arising on or after June 18, 2003 under the Clinical Agreements; and (iv) all payments obligations for services required under the Trial Agreements through the date of termination of such Trial Agreements. However, notwithstanding any payments by Licensee with respect to any Clinical or Trial Agreement, Licensor shall be responsible for any material breach or failure by Licensor in the performance of any such agreement prior to the assumption by Licensee, or the termination, of such agreement, except for
   (x) the payment obligations assumed by Licensee pursuant to this Section 36.1; or (y) breaches of a Clinical or Trial Agreement resulting from a delay by Licensee in providing notice of termination or assignment and assumption to third parties pursuant to subsections (a) or (b) above.

   36.2 Clinical Activities Data. Up through December 31, 2003 ("Transition Period"), Licensor shall cooperate with Licensee and provide reasonable access to, answer questions regarding, and transfer to Licensee, all relevant information possessed by Licensor regarding the Clinical Activities.

   36.3 Transition Space. Licensor shall have the right to control its premises, but Licensor shall provide space at its premises during the Transition Period through November 30, 2003, to permit Licensee and its consultants and representatives ("Licensee Transition Personnel") to transition the Clinical Activities to Licensee. Licensor hereby grants to Licensee a license to permit Licensee Transition Personnel to use and occupy such portions of Licensor's premises as are reasonably designated by Licensor to the extent needed to perform such transition activities on behalf of Licensee. The Licensee Transition Personnel shall have access to all applicable records and information reasonably necessary to complete the transition of the Clinical Activities to Licensee as contemplated in this Article 36. Licensee shall require all Licensee Transition Personnel to (i) observe Licensor's codes of conduct and attire; (ii) observe all building security rules and procedures at Licensor's premises; (iii) return all building passes, security cards or other access materials immediately upon completion and delivery of the transition activities contemplated under this Agreement; (iv) work during Licensor's ordinary business hours, unless otherwise agreed, and follow Licensor's reasonable instructions as to where to work; and (v) adhere to Licensor's reasonable restrictions regarding confidential information they may be exposed to at Licensor's premises. As soon as possible after receipt of Licensor's reasonable request that Licensee remove from Licensor's premises any Licensee Transition Personnel failing to adhere to such restrictions, Licensee will cause such individual to be removed.

   36.4 Insurance. In connection with the assumption of the payment obligations pursuant to Section 36.1, Licensor shall promptly provide Licensee with a copy of all insurance policies maintained as of the date hereof in connection with Clinical Activities, including without limitation the Clinical and Trial Agreements. Such insurance shall be in form, substance, and amount reasonably satisfactory to Licensee. Licensor shall maintain such insurance in force for as long as any obligation under any Clinical or Trial Agreement. Licensee shall be named as an additional insured on all such policies, none of which may be cancelled or materially amended without prior notice to, and the written consent of, Licensee, which consent will not be unreasonably withheld. If there is any default under any such policy, Licensee shall have the right, but not the obligation, to cure such default, including paying any premiums thereunder. If Licensee pays any premium or other amount due from Licensor under any such policy or otherwise incurs any out-of-pocket cost in curing any such default, such amount(s) will be deemed part of and added to the Unpaid Advanced Amount under Article 3.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized officer or representative.

BAUSCH & LOMB INCORPORATED                      CONTROL DELIVERY SYSTEMS, INC.

By:  /s/Gary Phillips                           By:  /s/ Michael J. Soja
   ------------------------------                 ----------------------------
Printed Name: Gary Phillips                     Printed Name: Michael J. Soja
             --------------------                            -----------------
Title: Corporate Vice President                 Title: V. Ex President and CFO
      ---------------------------                     ------------------------

                                  EXHIBIT 1.14
       FIRST GENERATION EXCLUSIVE LICENSED PRODUCT SPECIFICATIONS/DRAWINGS

                                    FIGURE 1
                                      [*]

                                    FIGURE 2
                                      [*]

[*] - INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

                                 EXHIBIT 1.23(a)
                 LICENSED PATENTS, PATENT APPLICATIONS AND IDFs

I.    ISSUED PATENTS AND PENDING PATENT APPLICATIONS

[*]


[*]-INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

                                 EXHIBIT 1.23(b)
                 EXCLUDED PATENTS, PATENT APPLICATIONS AND IDFs


[*]



[*] - INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

                                  EXHIBIT 1.33
                         NON-EXCLUSIVE LICENSED PRODUCT

[*]

[*]-INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

                                  EXHIBIT 1.47
                                 UKRF LICENSES

1. License Agreement By and Between University of Kentucky Research Foundation and Controlled Delivery Systems, Inc., dated October 20, 1991, as amended August 10, 1993

       -Patent Rights: US Patent No. 5,378,475 "Sustained Release Drug Delivery Devices"

2. License Agreement By and Between University of Kentucky Research Foundation and Controlled Delivery Systems, Inc. dated October 31, 1995

       -Patent Rights: USSN 08/187,462 "Co-drugs as a Method of Controlled Delivery" (abandoned)

3. License Agreement By and Between University of Kentucky Research Foundation and Controlled Delivery Systems, Inc. dated September 9, 1997

       -Patent Rights: US Patent No. 5,836,935 "Implantable Refillable Controlled release Device to Delivery Drugs Directly into an Internal Portion of the Body"

4. License Agreement By and Between University of Kentucky Research Foundation and Controlled Delivery Systems, Inc. dated September 9, 1997

       -Patent Rights: US Patent No. 5,773,019 "Implantable Controlled Release Device to Delivery Drugs to an Internal Portion of the Body"

5. License Agreement By and Between University of Kentucky Research Foundation and Controlled Delivery Systems, Inc. dated September 9, 1997

       -Patent Rights: US Patent No. 5,681,964 "Permeable Non-Irritating Prodrugs of non-steroidal, anti-inflammatory agents"

                                  EXHIBIT 2.3
          PATENTS, PATENT APPLICATIONS, AND INVENTION DISCLOSURE FORMS
                             NOT SUBJECT TO NON-SUIT

[*]

[*]-INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

                                   EXHIBIT 2.8
                                CO-OWNED PATENTS

[*]

[*]-INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

                                  EXHIBIT 2.9
                               LICENSEE NON-SUIT

[*]

[*]-INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

                                  EXHIBIT 2.10
                       LICENSEE COVENANT NOT TO FILE: IDFS


                                      -65-
[*]
[*]- Indicates material that has been omitted and for which confidential treatment has been requested. All such information has been filed with the Commission pursuant to Rule 24b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

                                  EXHIBIT 3.7.3
                                 FORM OF OPTION

                               OPTION CERTIFICATE

No. [___]                                                                [DATE]

      BAUSCH & LOMB INCORPORATED, a New York corporation ( "B&L"), for value received and pursuant to Section 3.7.3 of an Amended and Restated License Agreement (the "License Agreement"), dated as of December 9th, 2003, by and between B&L and Control Delivery Systems, Inc., a Delaware corporation ("CDS"), hereby certifies that CDS, or its registered assigns (the "Option Holder"), is entitled to purchase from B&L, in whole or in part, 600,000 shares (the "Option Shares") of CDS common stock, par value $0.01 per share ("Common Stock"), at the purchase price of $5.00 per share (the "Exercise Price"), at any time or from time to time prior to 5:00 P.M., New York, New York time, on JUNE 30, 2004 (the "Expiration Time"), all subject to the terms, conditions and adjustments set forth below in this Option Certificate.

1.    Exercise.

      a. Notice of Exercise. The Option Holder may exercise this option, from time to time, in whole or in part, by delivering a notice of exercise to B&L in substantially the attached form at any time prior to the Expiration Time.

      b. Closing of Exercise. The closing of any exercise of this option must occur at the offices of B&L.

            i. B&L Deliveries. At the closing, B&L shall deliver to the Option Holder:

                  A. certificates representing the Option Shares being purchased endorsed for transfer or accompanied by executed stock powers,

                  B. customary representations regarding ownership of the Option Shares, and

                  C. an agreement to indemnify the Option Holder for any breach of the representations regarding ownership of the Option Shares

            ii. Option Holder Deliveries. At the closing, the Option Holder shall deliver to B&L the aggregate exercise price for the Option Shares being purchased by wire transfer or check drawn on immediately available funds.

2. Transferability of Option. This option is transferable by the Option Holder in whole or in part. B&L shall maintain a register of the names and addresses of Option Holders and the transferees of this option. Upon the surrender of this Option Certificate and a completed assignment form in substantially the attached form, B&L shall at its expense execute and deliver to the Option Holder, its transferees, or both a new Option Certificate or Certificates covering the total number of Option Shares covered by the surrendered Option Certificate or Certificates.

3.    Representations, Warranties and Covenants.

      a. Representations. B&L represents and warrants to the Option Holder as follows as of the date of this Option Certificate:

            i.    B&L has the full power and authority to grant this option.

            ii. B&L is the registered holder and beneficial owner of the Option Shares.

            iii. The Option Shares are unencumbered except for encumbrances imposed by the Stockholders' Agreement (the "Stockholders Agreement"), dated as of August 8, 2000, by and among CDS and the stockholders party thereto, and the Standstill Agreement (the "Standstill Agreement"), entered into in connection with the License Agreement by CDS and B&L.

      b. No Disposition of Option Shares. Until the Expiration Time, B&L shall not and shall not agree to dispose of any interest in the Option Shares or create or allow to be created any encumbrance on the Option Shares.

      c. Cooperation. B&L shall cooperate with the Option Holder to effectuate any amendments or waivers to the Stockholders Agreement, the Standstill Agreement or any other similar agreement, or any amendment to CDS' Certificate of Incorporation, to enable the closing of any purchase of Option Shares to occur, provided that B&L shall not be required to incur any costs or expenses other than out of pocket expenses or costs to its own advisors in connection therewith.

4.    Adjustment to Option Shares.

      a. Recapitalization. If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other CDS securities by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, the number and kind of Option Shares and the Exercise Price shall be appropriately and proportionally adjusted.

      b. Sale of CDS. If CDS consolidates or merges with any other entity and the Common Stock is converted into or exchanged for stock or other securities of another entity or for cash or other property (any of the foregoing, "Merger Consideration"), B&L shall retain the Merger Consideration, and the Option Holder shall receive upon exercise the Merger Consideration attributable to the shares of Common Stock being purchased.

5.    Miscellaneous.

      a. Remedies/No Waivers. B&L stipulates that in the event of any default or threatened default by B&L in the performance of this Option Certificate, the Option Holder's remedies at law will be inadequate. A court may specifically enforce the terms of this

            Option Certificate or enjoin any violation or impending violation of the terms of this Option Certificate. Any delay or failure to enforce this Option Certificate does not impair the right to enforcement and is not a waiver of any breach or any future breach. All remedies of the Option Holder shall be cumulative and not alternative.

      b. Choice of Law/Forum. Any legal or other action pertaining to the terms of this Certificate must be brought in the state and federal courts nearest the principal place of business of the defendant in the action. This Option Certificate shall be construed and interpreted in accordance with, and its performance shall be governed by, the substantive laws of the state where such courts are located, without regard to the state's conflict of laws principles. B&L and the Option Holder consent to the exclusive personal jurisdiction and venue of such courts in the event of such action.

      c.    Notices.

            i. Delivery. Any notice, request, instruction or other communication required or permitted to be given pursuant to this Option Certificate shall be in writing and shall be given as follows to the address indicated in Section 5(c)(iii):

                  A.    by hand,

                  B. by prepaid registered or certified mail, return receipt requested,

                  C.    by a nationally recognized overnight courier service, or

                  D.    via facsimile.

            ii. Timing of Effectiveness. Any notice shall be deemed made as of the time set forth in this Section 5(c)(ii).

                  A.    If delivered by hand, upon delivery.

                  B. If sent by mail, 3 days after the date of mailing indicated on the certified or registered mail receipt.

                  C. If sent by overnight courier service, on the next business day.

                  D. If sent by facsimile, on the date of confirmed receipt.

            iii. Addresses for Notice. The addresses for notice are as follows:

                  A.    If to the original Option Holder

                        Control Delivery Systems
                        400 Pleasant Street
                        Watertown, MA 02472
                        Attn:  Paul Ashton, Ph.D., President
                        Facsimile Number:  617-926-2313
                        with a copy to:

                        Control Delivery Systems
                        400 Pleasant Street
                        Watertown, MA  02472
                        Attn:  Lori Freedman, General Counsel
                        Facsimile Number:  (617) 926-5050

                        and to:

                        Ropes & Gray
                        One International Place
                        Boston, MA  02110
                        Attn:  Mary E. Weber
                        Facsimile Number:  (617) 951-7050.

                  B. If to a subsequent Option Holder, to the address showing on the transfer register maintained by B&L for such Option Holder.

                  C.    If to B&L:

                        Bausch & Lomb Incorporated
                        1400 N. Goodman Street
                        Rochester, NY  14609
                        Attn:  Gary Phillips, M.D.
                               Corporate Vice President, Global Pharmaceutical and Vitreoretinal
                        Facsimile Number:  (585) 338-0811

                        with a copy to:

                        Bausch & Lomb Pharmaceuticals, Inc.
                        One Bausch & Lomb Place
                        Rochester, NY 14604
                        Attn:  Robert B. Stiles
                                 Senior Vice President and General Counsel
                        Facsimile Number: (585) 338-8706

      d. Amendments and Waivers. This Option Certificate may be amended only by a written instrument signed by B&L and the Option Holder. B&L shall record any amendments of this Option Certificate in the register maintained to record transfers. Any term of this Option Certificate may be waived only by a written instrument signed by the waiving party.

      e. Severability. Any terms or provision of this Option Certificate which are invalid or unenforceable in any jurisdiction are ineffective only to the extent of such invalidity or unenforceability and only in such jurisdiction. The invalidity of any term of this Option Certificate in one jurisdiction does not impair the enforceability of the remaining terms or affect the validity of the term in any other jurisdiction.

      f. Construction. The headings contained in this Option Certificate are for convenience only and are not a part of this Option Certificate.

      IN WITNESS WHEREOF, this Option Certificate has been duly executed by B&L and as of the date first written above.

                                             BAUSCH & LOMB INCORPORATED

                                             By:_____________________________
                                             Name:
                                             Title:

                   [SIGNATURE PAGE TO B&L OPTION CERTIFICATE]

                           FORM OF NOTICE OF EXERCISE

           [To be executed and delivered only upon exercise of option]

To:Bausch & Lomb Incorporated

      The undersigned registered holder of an option to purchase Control Delivery Systems, Inc. common stock, par value $.01 per share, from Bausch & Lomb Incorporated hereby exercises such Option for [_______________] shares. The closing of this exercise shall occur on [_______________].(1) At the closing, the undersigned requests that B&L transfer the shares being purchased to [______________], whose address is [________________].

Dated: [_____________]

                                               _________________________________
                                               Signature(2)

----------
(1) This date must be a business day on or before the 30th day following the date of the notice of exercise.

(2) The signature must conform to the name of the holder as specified on the face of the Option Certificate or to a registered assign on the transfer register maintained by B&L. Otherwise, the person or entity must provide B&L with evidence of valid assignment.

                 [FORM OF EXERCISE FOR B&L OPTION CERTIFICATE]

                               FORM OF ASSIGNMENT

 [To be executed and delivered to Bausch & Lomb only upon assignment of option, in whole or in part]

      For value received, the undersigned registered holder of an option to purchase Control Delivery Systems, Inc. common stock, par value $.01 per share, from Bausch & Lomb Incorporated hereby sells, assigns and transfers unto [________________], whose address is [____________], the rights represented by such option to purchase [______________](3) shares of Control Delivery Systems, Inc. common stock and appoints [____________] attorney to make such transfer on the transfer register maintained by Bausch & Lomb Incorporated for such purposes, with full power of substitution in the premises.

Dated: [________________]

                                        _____________________________
                                              Signature(4)

----------
(3) Insert the number of shares assigned. In the case of a partial assignment, Bausch & Lomb Incorporated will execute and deliver a new Option Certificate representing the unassigned portion of the option to the assigning holder.

(4) The signature must conform to the name of the holder as specified on the face of the Option Certificate or to a registered assign on the transfer register maintained by B&L. Otherwise, the person or entity must provide B&L with evidence of valid assignment.

                                  EXHIBIT 3.7.4
                             FORM OF PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS COVERING THE TRANSFER OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

                                 PROMISSORY NOTE

$6,794,719.00                                                 December 9th, 2003

      FOR VALUE RECEIVED, the undersigned Control Delivery Systems, Inc. (the "Borrower") promises to pay to Bausch & Lomb Incorporated (the "Lender") on the Maturity Date (as hereinafter defined), the principal sum of Six Million Seven Hundred Ninety-Four Thousand Seven Hundred and Nineteen Dollars ($6,794,719), or such lesser principal amount as may be outstanding hereunder. Payments hereunder shall be made to the Lender at 1400 N. Goodman Street, Rochester, New York or at such other address as the Lender may specify.

      1. MATURITY DATE. The term "Maturity Date" means July 1, 2007. If the Borrower has not repaid the entire principal amount due to the Lender under this Note by the Maturity Date (whether by prepayment or by offset as described below), the Borrower will be liable for and shall pay a late charge at an annual rate of one and one-half (1.5) times the prime rate in effect as announced by the JPMorgan Chase Bank, N.A. from time to time, on any outstanding balance of the principal amount remaining after the Maturity Date. This late charge will compound annually and will accrue commencing on the day following the Maturity Date until the entire remaining principal amount of this Note has been repaid.

      2. OFFSET. The Borrower agrees that the Lender will have the right to offset and apply certain amounts owing by the Lender to the Borrower under the Amended and Restated License Agreement dated as of December 9th, 2003 between the Borrower and the Lender (the "License Agreement") against the amount of principal due under this Note. Such amounts that may be offset include (a) any Milestone Payments (as defined in the License Agreement) owing from Lender to Borrower, and (b) any royalty payments otherwise due Borrower under Article 3 of the License Agreement, in each case until the entire remaining principal amount of this Note has been fully repaid. If the Lender elects to apply any amounts described in the preceding sentence against principal due hereunder, the Lender shall provide an executed Certificate of Offset of Principal in the form of Exhibit A to the Borrower promptly after each such application; provided, however, that if such application is with respect to royalty payments owed by the Lender to the Borrower, Lender shall furnish the Certificate of Offset of Principal to the Borrower in conjunction with the Royalty Report referenced in
Section 7.1 of the License Agreement. The remaining principal amount owed under this Note shall be reduced to the amount indicated on such Certificate. Notwithstanding the foregoing, neither the existence of this Note nor the provision of one or more Certificates of Offset of Principal by the Lender shall affect any of the Borrower's rights under the License Agreement, including without limitation the Borrower's right to audit and dispute the amounts of any royalty payments pursuant to Sections 7.1 and 7.2 of the License Agreement.

      3. PREPAYMENTS. This Note may be prepaid in whole or from time to time in part without premium or penalty, including without limitation by means of any payment made by the Borrower under Section 3.7.3 of the License Agreement.

      4.    UNSECURED. The indebtedness represented by this Note is unsecured.

      5.    DEFAULT.

            5.1 Each of the following shall constitute an "Event of Default" for purposes of this Note:

            5.1.1 the Borrower fails to pay any amount on this Note when it is due and payable;

            5.1.2 there occurs any material event of default by the Borrower under the License Agreement, and any applicable grace period shall have expired;

            5.1.3 if the Borrower files a petition in bankruptcy or is adjudicated bankrupt, or if a petition in bankruptcy is filed against the Borrower and such petition is not discharged or dismissed within sixty (60) days thereafter, or if the Borrower makes any assignment for the benefit of its creditors or any arrangement pursuant to any bankruptcy law, or if a trustee, custodian or receiver is appointed for the Borrower or any of its assets or property;

            5.1.4 there occurs any material event of default by Borrower under any agreement relating to its Material Financing Debt. "Material Financing Debt" means any financing debt (other than under this Note) outstanding in an aggregate amount of principal (whether or not due) and accrued interest exceeding $5,000,000; or

            5.1.5 the dissolution or liquidation of Borrower.

      5.2   If there shall occur an Event of Default under subparagraphs 5.1.1,
5.1.2 or 5.1.4 above, Lender shall be entitled by notice to Borrower to declare this Note and any interest accrued hereon and all liabilities of Borrower hereunder to be forthwith due and payable; and if there shall occur an Event of Default under subparagraphs 5.1.3 or 5.1.5 above, then this Note and any interest accrued hereon and all liabilities of Borrower hereunder to Lender shall automatically become forthwith due and payable; and in each case the same shall thereupon become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

      5.3 Borrower agrees to pay all reasonable costs and expenses incurred by Lender (including reasonable attorney's fees), if any, in connection with the enforcement or collection of this Note arising after the occurrence of any Event of Default or any event which with notice or lapse of time or both would constitute an Event of Default, unless such occurrence is cured by Borrower within any applicable grace period or such reimbursement is not required by the terms of any waiver granted by Lender in respect of such occurrence. The obligations of Borrower under this paragraph shall survive the payment of this Note.

      6. WAIVERS. The Borrower waives to the extent not prohibited by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof), protests, notices of protest and notices of dishonor, (b) any requirement of diligence or promptness on the part of the Lender in the enforcement of its rights under this Note, (c) all notices of every kind which may be required to be given by any statute or rule of law, (d) any valuation, stay, appraisement or redemption laws and (e) any defense of any kind (other than payment) which the Borrower may now or hereafter have with respect to its liability under this Note. No failure or delay on the part of Lender in the exercise of any power or right in this Note shall operate as a waiver thereof, and no exercise or waiver of any single power or right, or the partial exercise thereof, shall affect the Lender's rights with respect to any and all other rights and powers.

      7. ASSIGNABILITY. This Note shall bind and inure to the benefit of the Borrower and the Lender and their permitted successors and assigns. Notwithstanding the foregoing, neither party may assign, delegate, or subcontract its rights and obligations hereunder without the prior written consent of the other party, which shall not be unreasonably withheld or delayed, except that (i) no consent to assignment shall be necessary in the case of any transfer by the Lender of substantially all of the assets or stock of Lender's proprietary (branded and/or generic) ophthalmic pharmaceutical business, and
(ii) no consent to assignment shall be necessary in the case of any transfer by the Borrower of substantially all of the assets or stock of the Borrower's opthalmics business, and provided that such assignee, delegatee or transferee shall be at least as creditworthy as the Borrower (where creditworthiness of the assignee, delegatee or transferee shall take into account the fair value of the opthalmics business being transferred to such assignee, delegatee or transferee)

      8. LOSS OR MUTILATION OF NOTE. Upon receipt by the Borrower of evidence satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to the Borrower, in the case of loss, theft or destruction, or the surrender and cancellation of the Note, in the case of mutilation, the Borrower shall execute and deliver to Lender a new Note of like tenor as this Note.

      9. NOTICES. Any notice, request, instruction or other communication required or permitted to be given under this Note shall be in writing and shall be given by sending such notice properly addressed to the other party's address shown below (or any other address as either party may indicate by notice in writing to the other from time to time as required by this paragraph): (i) by hand or by prepaid registered or certified mail, return receipt requested, (ii) by a nationally recognized overnight courier service, or (iii) via facsimile (provided such facsimile is sent by a machine which acknowledges receipt of the transmission) at the following addresses:

      If to the Borrower:

            Control Delivery Systems
            400 Pleasant Street
            Watertown, MA 02472
            Attn: Chief Executive Officer
            Facsimile Number:  617-926-2313

      With a copy to:

            Control Delivery Systems
            400 Pleasant Street
            Watertown, MA  02472
            Attn: Lori Freedman, General Counsel
            Facsimile Number: (617) 926-5050
       and to:

            Ropes & Gray
            One International Place
            Boston, MA  02110
            Attn: Mary E. Weber
            Facsimile Number: (617) 951-7050

       If to the Lender:

            Bausch & Lomb Incorporated
            1400 N. Goodman Street
            Rochester, NY 14609
            Attn: Gary Phillips, M.D.
                  Corporate Vice President, Global Pharmaceutical and
            Vitreoretinal
            Facsimile Number: (585) 338-0811

       With a copy to:

            Bausch & Lomb Pharmaceuticals, Inc.
            One Bausch & Lomb Place
            Rochester, NY 14604
            Attn: Robert B. Stiles
                  Senior Vice President and General Counsel
            Facsimile Number: (585) 338-8706

Any notice, if mailed properly addressed, postage prepaid, shall be deemed made
(i) three (3) days after the date of mailing as indicated on the certified or registered mail receipt, (ii) on the next business day if sent by overnight courier service, or (iii) on the date of delivery if hand delivered or the date of transmission if sent by facsimile transmission.

      10. GOVERNING LAW; CONSENT TO JURISDICTION. This Note shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance (including
Section 5-1401 and 5-1402 of the New York General Obligations Law but excluding all other choice of law and conflicts of law rules). Any legal or other action hereunder shall be brought in the State and federal courts nearest the principal place of business of the defendant in any such action, and the parties consent to the exclusive personal jurisdiction and venue of such courts in the event of such action.

      11. CONSTRUCTION. In construing this Note, neither party shall have been deemed to have drafted this Note, and no court or arbitrator will construe or interpret this Note in favor of a party based on the presumption that it did not draft the term or clause at issue, it being agreed that each party has ably represented itself and has been ably represented by counsel.

      12. WAIVER AND AMENDMENT. Any term of this Note may only be amended, waived or modified with the written consent of the Borrower and the Lender of this Note.

            [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the date first above written.

BORROWER                                    CONTROL DELIVERY SYSTEMS, INC.

                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________

LENDER                                      BAUSCH & LOMB INCORPORATED

                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________

                              PAYMENTS OF PRINCIPAL

                            Amount of                     Unpaid
                            Principal                    Principal             Notation
Date                      Repaid/Offset                   Balance               Made By

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

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

                                                                    Exhibit A to
                                                                 Promissory Note

                       CERTIFICATE OF OFFSET OF PRINCIPAL

      Reference is hereby made to the Promissory Note dated December 9th, 2003 by Control Delivery Systems, Inc. in favor of Bausch & Lomb Incorporated in the original principal amount of $6,794,719 (the "Note"). Capitalized terms not defined herein have the meanings given such terms in the Note.

      In accordance with paragraph 2 of the Note, the Lender hereby certifies to the Borrower that the Lender has elected to offset against the remaining principal amount of the Note the following funds owed by the Lender to the Borrower under the License Agreement:

                    Description of                  Amount      Remaining Principal Balance
Date of Offset      Amounts Offset                  Offset         of Note (after Offset)
--------------      --------------                  ------      ---------------------------


      IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed as of the date first above written.

LENDER                                         BAUSCH & LOMB INCORPORATED

                                               By:______________________________

                                               Name:____________________________

                                               Title:___________________________

                                   EXHIBIT 4.1
                               MILESTONE PAYMENTS

Licensee shall make the following one-time Milestone Payments to Licensor within ten (10) business days after each of the following events:

(i) [*] - the later of (a) June 1, 2000, or (b) the date Phase III clinicals for uveitis have begun for the first Licensed Product;

(ii) [*] - the later of (a) March 1, 2001, or (b) the date Phase III clinicals for the first Licensed Product for DME or ARMD have begun;

(iii) [*] - the later of (a) September 1, 2002, or (b) the date an NDA has been filed for the first Licensed Product for uveitis;

(iv) [*] - the later of (a) March 1, 2003, or (b) the date an NDA has been filed for the first First Generation Exclusive Licensed Product for either DME or ARMD;

(v) [*] - the later of (a) November 1, 2003, or (b) the date the FDA has approved the NDA for the first First Generation Exclusive Licensed Product for a uveitis related indication; and

(vi) [*] - the later of (a) April 1, 2004, or (b) the date the FDA has approved the NDA for the first First Generation Exclusive Licensed Product for either a DME or ARMD related indication.

[*]-INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.
                                      -84-

                                   EXHIBIT 5.3

     LICENSEE'S SPECIFIC DILIGENCE OBLIGATIONS - FIRST GENERATION EXCLUSIVE
                   LICENSED PRODUCT (NON-UVEITIS INDICATIONS)

[*]

[*]-INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

                                   EXHIBIT 5.4

   LICENSEE'S SPECIFIC DILIGENCE OBLIGATIONS - NON-EXCLUSIVE LICENSED PRODUCTS

[*]

[*]-INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

                                EXHIBIT 16.1(vi)
              LITIGATION, PROCEEDINGS, GOVERNMENTAL INVESTIGATIONS

                                 Not Applicable

                                EXHIBIT 16.2(iii)
                   EXCEPTIONS TO OWNERSHIP OF LICENSED PATENTS

1. US Patent No. 5,378,475 "Sustained Release Drug Delivery Devices"

Owned by University of Kentucky Research Foundation and licensed to Control Delivery Systems, Inc. pursuant to the License Agreement By and Between University of Kentucky Research Foundation and Control Delivery Systems, Inc., dated October 20, 1991, as amended August 10, 1993

2. USSN 08/187,462 "Co-drugs as a Method of Controlled Delivery" (abandoned)

Owned by University of Kentucky Research Foundation and licensed to Control Delivery Systems, Inc. pursuant to the License Agreement By and Between University of Kentucky Research Foundation and Control Delivery Systems, Inc. dated October 31, 1995

3. US Patent No. 5,836,935 "Implantable Refillable Controlled release Device to Delivery Drugs Directly into an Internal Portion of the Body"

Owned by University of Kentucky Research Foundation and licensed to Control Delivery Systems, Inc. pursuant to the License Agreement By and Between University of Kentucky Research Foundation and Control Delivery Systems, Inc. dated September 9, 1997

4. US Patent No. 5,773,019 "Implantable Controlled Release Device to Delivery Drugs to an Internal Portion of the Body"

Owned by University of Kentucky Research Foundation and licensed to Control Delivery Systems, Inc. pursuant to the License Agreement By and Between University of Kentucky Research Foundation and Control Delivery Systems, Inc. dated September 9, 1997

5. US Patent No. 5,681,964 "Permeable Non-Irritating Prodrugs of non-steroidal, anti-inflammatory agents"

Owned by University of Kentucky Research Foundation and licensed to Control Delivery Systems, Inc. pursuant to the License Agreement By and Between University of Kentucky Research Foundation and Controlled Delivery Systems, Inc. dated September 9, 1997

                                 EXHIBIT 16.2(v)
                               LICENSOR DISCLOSEES

I. ALL OFFICERS, EMPLOYEES, AND CONSULTANTS OF LICENSOR AS OF THE AMENDMENT DATE

[*]

[*]-INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

                                  EXHIBIT 36.1A
                               CLINICAL AGREEMENTS

[*]

[*]-INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.
                                      -92-

                                  EXHIBIT 36.1B
                                TRIAL AGREEMENTS

[*]

[*]-INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

                                      -93-